Exhibit 99.1
This document is important and requires your immediate attention. If you are in doubt as to how to deal with it, you should consult your investment dealer, broker, bank manager, lawyer or other professional advisor.
The Offer has not been approved or disapproved by any securities regulatory authority nor has any securities regulatory authority passed upon the fairness or merits of the Offer or upon the adequacy of the information contained in this document. Any representation to the contrary is unlawful.
October 19, 2005
OFFER TO PURCHASE
all of the outstanding Common Shares (together with the associated Poison Pill Rights)
of
Vincor International Inc.
at
CDN$31.00 in cash per Common Share and associated Poison Pill Right by
4307003 Canada Inc., a wholly-owned subsidiary of
Constellation Brands, Inc.
         The Offer will be open for acceptance until 5:00 p.m., Toronto time, on November 28, 2005, unless the Offer is extended by the Offeror (the “Expiry Time”).
      The Offer is subject to certain conditions, including there being validly deposited under the Offer and not withdrawn, at the Expiry Time, a number of Common Shares which constitutes at least 66 2/3% of the outstanding Common Shares (on a fully diluted basis). Each of the conditions of the Offer is set forth in Section 4 of the Offer to Purchase, “Conditions of the Offer”.
      The purchase price payable under the Offer represents a 32.1% premium over the closing trading price of the Common Shares of $23.47 on the TSX on September 27, 2005, the last day during which the Common Shares were traded prior to announcement of Constellation’s proposal, and a 34.7% premium to the average closing price of the Common Shares of $23.02 on the TSX for the 20-day-trading period ending on that date.
      Shareholders who wish to accept the Offer must properly complete and duly execute the accompanying Letter of Acceptance and Transmittal (printed on blue paper) or a facsimile thereof and deposit it, together with certificates representing their Common Shares and Poison Pill Rights, in accordance with the instructions in the Letter of Acceptance and Transmittal. Shareholders’ certificates for their Common Shares represent both their Common Shares and Poison Pill Rights unless Poison Pill Rights Certificates have been issued by the Company. Alternatively, Shareholders may follow the procedures for guaranteed delivery set forth in Section 3 of the Offer to Purchase, “Manner of Acceptance — Procedure for Guaranteed Delivery”, using the accompanying Notice of Guaranteed Delivery (printed on green paper) or a facsimile thereof. Persons whose Common Shares and Poison Pill Rights are registered in the name of a broker, dealer, bank, trust company or other nominee should contact such registered holder for assistance if they wish to accept the Offer.
      Questions and requests for assistance may be directed to the Information Agent, Innisfree M&A Incorporated, toll-free at 1-877-825-8772 (English speakers) or 1-877-825-8777 (French speakers) or to the Depositary or Dealer Managers. Additional copies of this document, the Letter of Acceptance and Transmittal and the Notice of Guaranteed Delivery may also be obtained without charge from the Depositary at its addresses shown on the last page of this document.
      This document does not constitute an offer or a solicitation to any person in any jurisdiction in which such offer or solicitation is unlawful. The Offer is not being made to, nor will deposits be accepted from or on behalf of, Shareholders in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the laws of such jurisdiction. However, the Offeror may, in its sole discretion, take such action as it may deem necessary to extend the Offer to Shareholders in any such jurisdiction.
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NOTICE TO SHAREHOLDERS IN THE UNITED STATES
       This transaction has not been approved or disapproved by any United States securities regulatory authority, nor has any such authority passed upon the accuracy or adequacy of the Offer to Purchase and the Circular. Any representation to the contrary is unlawful.
      The Offer is made for the securities of a foreign issuer and while the Offer is subject to applicable disclosure requirements in Canada, Shareholders should be aware that such requirements are different from those in the United States.
      The enforcement by Shareholders of civil liabilities under United States federal securities laws may be affected adversely by the fact that the Company is located outside the United States, that some of its officers and directors are non-residents of the United States, that some of the Dealer Managers or experts named in the Circular are non-residents of United States and that all or a substantial portion of the assets of the Offeror and said persons may be located outside the United States. The enforcement by Shareholders of civil liabilities under United States securities laws may also be affected adversely by the fact that some of the Company’s officers and directors are non-residents of the United States and a substantial portion of the assets of the Company and said persons may be located outside the United States. It may be difficult to compel a foreign company and its affiliates to subject themselves to the judgment of a United States court.
      Shareholders should be aware that the Offeror or its Affiliates, directly or indirectly, may bid for or make purchases of Common Shares, or of related securities of the Company, during the period of the Offer, as permitted by applicable Canadian laws or provincial laws or regulations and defined in Section 12 of the Offer to Purchase, “Market Purchases”.
      This document does not address any United States federal income tax consequences of the Offer to Shareholders in the United States. Shareholders in the United States should be aware that disposition of Common Shares may have tax consequences both in the United States and in Canada, which may not be described, or fully described here. Accordingly, Shareholders in the United States should consult their own tax advisors with respect to their particular circumstances and tax considerations applicable to them.
Exchange Rate Information
      All dollar references in the Offer to Purchase and Circular are to Canadian dollars, unless otherwise indicated. On October 18, 2005, the Bank of Canada noon exchange rate was US$0.8477 for CDN$1.00.
Forward Looking Statements
      Certain statements set forth in the Offer to Purchase and Circular (as well as in oral statements or other written statements made or provided or to be made or provided by the Offeror or Constellation) which are not historical facts, are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by the forward-looking statements. For information about risks and uncertainties that could adversely affect Constellation’s forward-looking statements, please refer to Constellation’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended February 28, 2005 and its Quarterly Report on Form 10-Q for the quarterly period ended August 31, 2005.

GLOSSARY
      In the Offer, unless the subject matter or context is inconsistent therewith, the following terms have the meanings set forth below:
“Affiliate” has the meaning ascribed thereto in the Securities Act (Ontario);
“AMF” means the Autorité des marchés financiers du Québec;
“Appointee” has the meaning ascribed thereto in Section 3 of the Offer to Purchase, “Manner of Acceptance — Power of Attorney”;
“Associate” has the meaning ascribed thereto in the Securities Act (Ontario);
“business day” means any day other than a Saturday, Sunday or statutory holiday;
“CBCA” means the Canada Business Corporations Act, as amended;
“Circular” means the take-over bid circular accompanying the Offer and forming part of the Offer;
“Commissioner” means the Commissioner of Competition appointed under the Competition Act;
“Common Securities” means Common Shares and associated Poison Pill Rights collectively;
“Common Shares” means common shares of the Company as constituted on the date hereof;
“Company” or “Vincor” means Vincor International Inc., a corporation governed by the CBCA;
“Competition Act” means the Competition Act (Canada), as amended;
“Competition Tribunal” has the meaning ascribed thereto in the Competition Act (Canada), as amended;
“Compulsory Acquisition” has the meaning ascribed thereto in Section 4 of the Circular, “Acquisition of Common Shares Not Deposited — Compulsory Acquisition”;
“Constellation” means Constellation Brands, Inc., a corporation governed by the laws of the State of Delaware;
“Dealer Managers” means TD Securities Inc. and TD Securities (U.S.A.) LLC;
“Deposit Period” means the period commencing on the date hereof and ending at the Expiry Time;
“Deposited Securities” has the meaning ascribed thereto in Section 3 of the Offer to Purchase, “Manner of Acceptance — Dividends and Distributions”;
“Depositary” means CIBC Mellon Trust Company;
“Distributions” has the meaning set forth in Section 3 of the Offer to Purchase, “Manner of Acceptance — Dividends and Distributions”;
“Eligible Institution” means a Canadian Schedule 1 chartered bank, a major trust company in Canada, a member of the Securities Transfer Agent Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP) or a member of the New York Stock Exchange, Inc. Medallion Signature Program (MSP);
“Expiry Time” means 5:00 p.m., Toronto time, on November 28, 2005, or such later time and date as may be fixed by the Offeror from time to time pursuant to Section 5 of the Offer to Purchase, “Extension and Variation of the Offer”;
“fully diluted basis” means, with respect to the number of outstanding Common Shares at any time, such number of outstanding Common Shares calculated assuming that all outstanding options, warrants and other rights to purchase Common Shares (other than the Poison Pill Rights) are exercised in full and that any outstanding convertible securities of the Company are converted;
“Going Private Transaction” unless otherwise defined has the meaning ascribed thereto in Rule 61-501;
“Holder” has the meaning ascribed thereto in Section 15 of the Circular, “Certain Canadian Federal Income Tax Considerations”;
“HSR Act” means the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations that have been promulgated thereunder by the United States Federal Trade Commission;
“Information Agent” means Innisfree M&A Incorporated;
“Letter of Acceptance and Transmittal” means, the letter of acceptance and transmittal in the form printed on blue paper accompanying the Offer to Purchase and Circular;

“Minimum Condition” has the meaning ascribed thereto in paragraph (a) of Section 4 of the Offer to Purchase, “Conditions of the Offer”;
“Non-Resident Holder” has the meaning ascribed thereto in Section 15 of the Circular, “Certain Canadian Federal Income Tax Considerations”;
“Notice of Guaranteed Delivery” means the notice of guaranteed delivery in the form printed on green paper accompanying the Offer to Purchase and Circular;
“Offer” means the offer to purchase Common Shares and associated Poison Pill Rights made hereby to Shareholders, the terms and conditions of which are set forth in the Offer to Purchase, the Circular, the Letter of Acceptance and Transmittal and the Notice of Guaranteed Delivery;
“Offer to Purchase” means the Offer to Purchase dated October 19, 2005;
“Offeror” means 4307003 Canada Inc., a corporation governed by the CBCA and a wholly-owned subsidiary of Constellation;
“Offeror’s Notice” has the meaning ascribed thereto in Section 4 of the Circular, “Acquisition of Common Shares Not Deposited — Compulsory Acquisition”;
“OSC” means the Ontario Securities Commission;
“Person” includes any individual, body corporate, partnership, limited partnership, limited liability company, unlimited liability company, joint venture, or any form of unincorporated entity;
“Poison Pill” means the shareholder rights plan dated as of September 28, 2005 between the Company and Computershare Investor Services Inc., as Rights Agent;
“Poison Pill Rights Certificate” means the certificate(s), if any, issued by the Company pursuant to the Poison Pill evidencing Poison Pill Rights;
“Poison Pill Rights” has the meaning given to the term Rights in the Poison Pill;
“Policy Q-27” means Policy Q-27 of the AMF, as amended;
“Purchased Securities” has the meaning ascribed thereto in Section 3 of the Offer to Purchase, “Manner of Acceptance — Power of Attorney”;
“Regulations” has the meaning ascribed thereto in Section 4 of the Circular, “Acquisition of Common Shares Not Deposited — Subsequent Acquisition Transaction”;
“Rights Agent” means Computershare Investor Services Inc.;
“Rule 61-501” means OSC Rule 61-501, as amended;
“SEC” means the United States Securities and Exchange Commission;
“Separation Time” has the meaning ascribed to in Section 13 of the Circular, “Summary of Poison Pill”;
“Shareholder” means a holder of Common Shares;
“Soliciting Dealer” has the meaning ascribed to in Section 17 of the Circular, “Dealer Managers, Depositary and Information Agent”;
“Soliciting Dealer Group” means the group of soliciting dealers formed by the Dealer Managers to solicit acceptances of the Offer in Canada;
“Subsequent Acquisition Transaction” has the meaning ascribed thereto in Section 4 of the Circular, “Acquisition of Common Shares Not Deposited — Subsequent Acquisition Transaction”;
“Subsidiaries” means collectively, the Company’s subsidiaries, including Amberley Estate Pty. Ltd., Goundrey Wines Ptv. Ltd., Hawthorne Mountain Vineyards Ltd., Inniskillin Okanagan Vineyards Inc., Inniskillin Wines Inc., Kim Crawford Wines Limited, R.H. Phillips, Inc., Spagnol’s Wine & Beer Making Supplies Ltd., Sumac Ridge Estate Winery Ltd., The Hogue Cellars, Ltd., Vincor (Québec) Inc. and Western Wines Limited;
“Tax Act” means the Income Tax Act (Canada), as amended; and
“TSX” means The Toronto Stock Exchange.

SUMMARY
      The following is a summary only and is qualified by the detailed provisions contained elsewhere in the Offer to Purchase and Circular. Certain capitalized words and terms used in this Summary are defined in the Glossary. All currency amounts expressed herein, unless otherwise indicated, and expressed in Canadian dollars. Shareholders are urged to read the Offer to Purchase and Circular in their entirety.
The Offer
      The Offeror is offering to purchase, upon the terms and subject to the conditions described in the Offer to Purchase, all of the issued and outstanding Common Shares and associated Poison Pill Rights, including Common Shares which may become outstanding on the exercise of options, warrants or other rights (other than the Poison Pill Rights) to purchase Common Shares, at a price of $31.00 in cash per Common Share and associated Poison Pill Right. Unless waived by the Offeror, Shareholders are required to deposit one Poison Pill Right for each Common Share deposited in order to effect a valid deposit of such Common Share. No additional payment will be made for the Poison Pill Rights and no amount of the consideration to be paid by the Offeror will be allocated to the Poison Pill Rights. The purchase price payable under the Offer represents a 32.1% premium over the closing trading price of the Common Shares of $23.47 on the TSX on September 27, 2005, the last day during which the Common Shares were traded prior to announcement of Constellation’s proposal to acquire the Common Shares at a price of $31.00 per share, and a 34.7% premium to the average closing price of the Common Shares of $23.02 on the TSX for the 20-day trading period ending on that date.
      Constellation is a corporation incorporated under the laws of the State of Delaware, USA, and is a leading international producer and marketer of alcohol beverage brands with a broad portfolio across the wine, imported beer and spirits categories. Constellation is the largest wine company in the world, the largest multi-category supplier of alcohol beverages in the United States and a leading producer and exporter of wine from Australia and New Zealand. It is both a major producer and independent drinks wholesaler in the United Kingdom and operates over 40 production facilities. With more than 8,000 employees, Constellation sells its products in more than 60 countries. Constellation’s head office is located at 370 Woodcliff Drive, Suite 300, Fairport, NY, 14450 USA.
      The Offeror is a wholly-owned subsidiary of Constellation incorporated under the CBCA. The registered office of the Offeror is located at Suite 6600, 1 First Canadian Place, Toronto, Ontario, M5X 1B8, Canada.
Time for Acceptance
      The Offer is open for acceptance until 5:00 p.m., Toronto time, on November 28, 2005 unless the Offer is extended by the Offeror. See Section 2 of the Offer to Purchase, “Time for Acceptance”.
Conditions of the Offer
      The Offeror has the right to withdraw the Offer at the Expiry Time and not take up and pay for any Common Shares and associated Poison Pill Rights deposited under the Offer unless all of the conditions described in Section 4 of the Offer to Purchase, “Conditions of the Offer”, are satisfied or waived by the Offeror at or prior to the Expiry Time. Those conditions include there having been validly deposited under the Offer and not withdrawn, at the Expiry Time, a number of Common Shares which constitute at least 66 2/3% of the outstanding Common Shares (on a fully diluted basis). Each of the conditions to the Offer are set forth in Section 4 of the Offer to Purchase, “Conditions of the Offer”.
Manner of Acceptance
      A Shareholder wishing to accept the Offer must deposit the certificate(s) representing such Shareholder’s Common Shares and Poison Pill Rights, together with the Letter of Acceptance and Transmittal (printed on blue paper) or a facsimile thereof, properly completed and duly executed, at or prior to the Expiry Time, at any one of the offices of the Depositary specified in the Letter of Acceptance and Transmittal. Instructions are contained in the Letter of Acceptance and Transmittal which accompanies the Offer to Purchase and Circular. A Shareholder wishing to accept the Offer whose Common Shares and Poison Pill Rights are held in the name of a nominee should request the broker, investment dealer, bank, trust company or other nominee to deposit such Shareholder’s Common Shares and Poison Pill Rights. A Shareholder wishing to accept the Offer and whose certificates are not immediately available or who cannot deliver the certificates and all other required documents to the Depositary at or prior to the Expiry Time may accept the Offer by following the procedures for guaranteed delivery set forth in Section 3 of the Offer to Purchase, “Manner of Acceptance”.
      Shareholders will not be required to pay any fee or commission if they accept the Offer by transmitting their Common Shares and Poison Pill Rights directly to the Depositary or if they utilize the services of any member of the Soliciting Dealer Group to accept the Offer.
Withdrawal of Deposited Securities
      Common Shares and Poison Pill Rights deposited under the Offer may be withdrawn at any time if the Common Shares and Poison Pill Rights have not been taken up by the Offeror and in the other circumstances discussed in Section 6 of the Offer to Purchase, “Withdrawal of Deposited Securities”.
Payment for Deposited Securities
      Upon the terms and subject to the conditions of the Offer, the Offeror will take up and pay for Common Shares and Poison Pill Rights validly deposited under the Offer and not withdrawn not later than 10 days after the Expiry Time. Any Common Shares and Poison Pill Rights taken up will be paid for by the Offeror as soon as possible, and in any event not more than three (3) business days after they are taken up. If the Offer is extended, any Common Shares and Poison Pill Rights deposited under the Offer after the first date upon which Common Shares are taken up under the Offer will be taken up and paid for within 10 days of such deposit. See Section 7 of the Offer to Purchase, “Payment for Deposited Securities”.
Purpose of the Offer
      The purpose of the Offer is to enable the Offeror to acquire all of the Common Shares and Poison Pill Rights. If permitted by applicable law, subsequent to the completion of the Offer and any Subsequent Acquisition Transaction, if necessary, the Offeror intends to delist the Common Shares from the TSX and will take all steps necessary to terminate the Company’s status as a “reporting issuer” for purposes of relevant Canadian securities legislation. The effect of these actions will be that the Company will no longer be required under applicable securities legislation to file publicly, or to provide to security holders or others, financial information or timely disclosure with respect to its business or affairs and that the Common Shares will no longer have an active market on which they may be traded. As a result, the liquidity and market value of any remaining Common Shares held by the public may be adversely affected.
Acquisition of Common Shares Not Deposited
      If the Offer is accepted by the holders of not less than 90% of the Common Shares (other than Common Shares held at the date hereof by or on behalf of the Offeror and its Affiliates and Associates, as described in the CBCA), the Offeror currently intends to acquire the remaining Common Shares pursuant to a Compulsory Acquisition. If a Compulsory Acquisition is not available, the Offeror currently intends to cause a special meeting of Shareholders to be called to consider an amalgamation, statutory arrangement, capital reorganization or other transaction that constitutes a Subsequent Acquisition Transaction for the purpose of enabling the Offeror or an Affiliate of the Offeror to acquire all of the Common Shares not acquired under the Offer. If the Minimum Condition is satisfied and the Offeror takes up and pays for the Common Shares deposited under the Offer, the Offeror should own sufficient Common Shares to effect such Subsequent Acquisition Transaction. See Section 4 of the Circular, “Acquisition of Common Shares Not Deposited”.
Poison Pill
      On September 28, 2005, the Board of Directors of the Company adopted a shareholder rights plan. The Offer is not a permitted bid as described in the Poison Pill because, among other reasons, it is not currently open for acceptance for 60 days from the date of mailing. The Offeror believes that at the Expiry Time the Company and its Board of Directors and Shareholders will have had more than adequate time to fully consider the Offer and any available alternative transactions and to determine to deposit their Common Shares under the Offer.
      It is a condition of the Offer that (i) the Board of Directors of the Company shall have redeemed all outstanding Poison Pill Rights or waived the application of the Poison Pill to the purchase of the Common Shares by the Offeror under the Offer, a Compulsory Acquisition or any Subsequent Acquisition Transaction, (ii) a cease trade order or injunction shall have been issued that has the effect of prohibiting or preventing the exercise of the Poison Pill Rights, (iii) a court of competent jurisdiction shall have made a final and binding order that the Poison Pill Rights are illegal, invalid, of no force or effect or may not be exercised in relation to the Offer, a Compulsory Acquisition or any Subsequent Acquisition Transaction, or (iv) the Poison Pill does not and will not materially adversely affect the Offer or a Compulsory Acquisition or any Subsequent Acquisition Transaction that may be proposed by the Offeror as described in Section 4 of the Offer to Purchase, “Conditions of the Offer”. See Section 13 of the Circular, “Summary of Poison Pill”.
Certain Canadian Federal Income Tax Considerations
      The sale of Common Shares pursuant to the Offer will be a taxable disposition for Canadian federal income tax purposes and will give rise to tax consequences to the depositing Shareholder. See Section 15 of the Circular, “Certain Canadian Federal Income Tax Considerations”.
Depositary
      CIBC Mellon Trust Company is acting as Depositary under the Offer and will receive deposits of certificates representing Common Shares and Poison Pill Rights and accompanying Letters of Acceptance and Transmittal at the offices specified in the Letter of Acceptance and Transmittal. The Depositary will receive Notices of Guaranteed Delivery at the office specified in the Notice of Guaranteed Delivery as described in Section 17 of the Circular, “Dealer Managers, Depositary and Information Agent”.
Dealer Managers and Soliciting Dealer Group
      TD Securities Inc. and TD Securities (U.S.A.) LLC have been retained as Dealer Managers for the Offer. TD Securities Inc. will solicit acceptances of the Offer in Canada and will form the Soliciting Dealer Group to solicit acceptances of the Offer in Canada. TD Securities (U.S.A.) LLC will solicit acceptances of the Offer in the United States as described in Section 17 of the Circular, “Financial Advisor, Dealer Managers, Depositary and Information Agent”.

OFFER TO PURCHASE
October 19, 2005
TO: THE HOLDERS OF COMMON SHARES OF VINCOR

1.	The Offer
      The Offeror hereby offers to purchase, upon the terms and subject to the conditions of the Offer, all of the issued and outstanding Common Securities, including any Common Shares which may become outstanding after the date of the Offer upon the exercise of outstanding options, warrants or other rights (other than the Poison Pill Rights) to purchase Common Shares, at a price of $31.00 in cash per Common Share and associated Poison Pill Right. No additional payment will be made for the Poison Pill Rights and no amount of the consideration to be paid by the Offeror will be allocated to the Poison Pill Rights.
      The Offer is made only for the Common Securities and is not made for any options, warrants or other rights to purchase Common Shares (other than Poison Pill Rights). Any holder of such securities who wishes to accept the Offer must exercise the options, warrants or other rights in order to obtain certificates representing Common Shares and then deposit those Common Shares under the Offer. Any such exercise must be sufficiently in advance of the Expiry Time to ensure that Common Shares and associated Poison Pill Rights will be available for deposit at or prior to the Expiry Time or in sufficient time to comply with the procedures referred to in Section 3 of the Offer to Purchase, “Manner of Acceptance — Procedure for Guaranteed Delivery”.
      All currency amounts expressed herein, unless otherwise indicated, are expressed in Canadian dollars.
      The accompanying Circular, Letter of Acceptance and Transmittal and Notice of Guaranteed Delivery, which are incorporated into and form part of the Offer, contain important information which should be read carefully before making a decision with respect to the Offer.

2.	Time for Acceptance
      The Offer is open for acceptance until the Expiry Time, being 5:00 p.m. Toronto Time, on November 28, 2005, unless the Offer is extended by the Offeror. The Expiry Time may be extended at the Offeror’s sole discretion pursuant to Section 5 of the Offer to Purchase, “Extension and Variation of the Offer”.

3.	Manner of Acceptance
Letter Acceptance and Transmittal
      The Offer may be accepted, by delivering to the Depositary at any of the offices listed in the Letter of Acceptance and Transmittal accompanying the Offer, so as to arrive there not later than the Expiry Time, the following documents:

(a)	a Letter of Acceptance and Transmittal (printed on blue paper) in the form accompanying the Offer to Purchase and Circular or a facsimile thereof, properly completed and duly executed as required by the instructions set out in the Letter of Acceptance and Transmittal;

(b)	any other document required by the instructions set out in the Letter of Acceptance and Transmittal; and

(c)	the certificate or certificates representing the Common Shares (and Poison Pill Rights) in respect of which the Offer is being accepted.
      Except as otherwise provided in the instructions set out in the Letter of Acceptance and Transmittal or as may be permitted by the Offeror, the signature on the Letter of Acceptance and Transmittal must be guaranteed by an Eligible Institution. If a Letter of Acceptance and Transmittal is executed by a person other than the registered holder of the Common Shares represented by the certificate(s) deposited therewith, then the certificate(s) must be endorsed or be accompanied by an appropriate share transfer power of attorney duly and properly completed by the registered holder, with the signature on the endorsement panel or share transfer power of attorney guaranteed by an Eligible Institution.
      Unless (i) the Board of Directors of the Company shall have redeemed all outstanding Poison Pill Rights or waived the application of the Poison Pill to the purchase of Common Shares under the Offer, a Compulsory Acquisition and any Subsequent Acquisition Transaction, (ii) the Poison Pill does not and will not materially adversely affect the Offer, the Offeror or Constellation either before, or upon consummation of, the Offer or a Compulsory Acquisition or any Subsequent Acquisition Transaction or otherwise make it inadvisable for the Offeror to proceed with the Offer and/or with taking up and paying for Common Shares deposited under the Offer or completing a Compulsory

Acquisition or Subsequent Acquisition Transaction, (iii) a cease trade order or injunction shall have been issued that has the effect of prohibiting or preventing the exercise of the Poison Pill Rights, or (iv) a court of competent jurisdiction has made a final and binding order that the Poison Pill Rights are illegal, invalid, of no force or effect or may not be exercised, Shareholders are required to deposit one Poison Pill Right for each Common Share in order to effect a valid deposit of such Common Share. If the Separation Time does not occur prior to the Expiry Time, a deposit of Common Shares will also constitute a deposit of the associated Poison Pill Rights. If the Separation Time occurs prior to the Expiry Time and Poison Pill Rights Certificates are distributed by the Company to Shareholders prior to the time that a Shareholder’s Common Shares are taken up pursuant to the Offer, in order for the Common Shares to be validly deposited, Poison Pill Rights Certificates representing Poison Pill Rights equal in number to the number of Common Shares deposited must be delivered to the Depositary. If the Separation Time occurs prior to the Expiry Time and Poison Pill Rights Certificates are not distributed by the time that a Shareholder’s Common Shares are taken up pursuant to the Offer, the Shareholder may deposit its Poison Pill Rights before receiving Poison Pill Rights Certificates by using the guaranteed delivery procedure described below. In any case, a deposit of Common Shares constitutes an agreement by the depositing Shareholder to deliver Poison Pill Rights Certificates representing Poison Pill Rights equal in number to the number of Common Shares deposited pursuant to the Offer to the Depositary within three (3) business days after the date, if any, Poison Pill Rights Certificates are distributed. The Offeror reserves the right to require, if the Separation Time occurs before the Expiry Time, that the Depositary receive, prior to taking up the Common Shares for payment pursuant to the Offer, Poison Pill Rights Certificate(s) from a Shareholder representing Poison Pill Rights equal in number to the Common Shares deposited by the Shareholder.
      Common Shares and Poison Pill Rights may be deposited in compliance with the procedures set forth below for guaranteed delivery not later than the Expiry Time.
Procedure for Guaranteed Delivery
      If a Shareholder wishes to deposit Common Shares pursuant to the Offer and the certificates representing the Common Shares, the Poison Pill Rights, or both, are not immediately available or the Shareholder is not able to deliver the certificates and all other required documents to the Depositary at or prior to the Expiry Time, those Common Shares and Poison Pill Rights may nevertheless be deposited under the Offer provided that all of the following conditions are met:

(a)	the deposit is made by or through an Eligible Institution;

(b)	a Notice of Guaranteed Delivery (printed on green paper) in the form accompanying the Offer to Purchase and Circular or a facsimile thereof, properly completed and duly executed, including a guarantee by an Eligible Institution in the form specified in the Notice of Guaranteed Delivery, is received by the Depositary at its office in Toronto as set out in the Notice of Guaranteed Delivery, at or prior to the Expiry Time;

(c)	the certificate(s) representing the deposited Common Shares and, if the Separation Time has occurred prior to the Expiry Time and Poison Pill Rights Certificates have been distributed to Shareholders prior to the Expiry Time, the certificate(s) representing the deposited Poison Pill Rights, each in proper form for transfer, together with a Letter of Acceptance and Transmittal, properly completed and duly executed, covering the deposited Common Shares and Poison Pill Rights and all other documents required by the Letter of Acceptance and Transmittal, are received by the Depositary at its office in Toronto specified in the Notice of Guaranteed Delivery at or before 5:00 p.m. (Toronto time) on the third (3rd) trading day on the TSX after the Expiry Time; and

(d)	in the case of Poison Pill Rights where the Separation Time has occurred prior to the Expiry Time but Poison Pill Rights Certificates have not been distributed to Shareholders prior to the Expiry Time, the certificate(s) representing the deposited Poison Pill Rights, in proper form for transfer, together with a Letter of Acceptance and Transmittal, are received by the Depositary at its office in Toronto no later than three (3) business days after Poison Pill Rights Certificates are distributed to Shareholders.
      The Notice of Guaranteed Delivery may be delivered by hand or transmitted by facsimile or mail to the Depositary at its office in Toronto as set out in the Notice of Guaranteed Delivery and must include a guarantee by an Eligible Institution in the form set out in the Notice of Guaranteed Delivery. Delivery of the Notice of Guaranteed Delivery and the Letter of Acceptance and Transmittal and accompanying Common Share and Poison Pill Rights certificates to any office other than such office of the Depositary does not constitute delivery for purposes of satisfying a guaranteed delivery.

General
      In all cases, payment for Common Securities deposited and taken up by the Offeror will be made only after timely receipt by the Depositary of the certificates representing the Common Securities, a Letter of Acceptance and Transmittal or a facsimile thereof, properly completed and duly executed, covering those Common Securities with the signatures guaranteed, if required, in accordance with the instructions set out in the Letter of Acceptance and Transmittal, and any other required documents.
      The method of delivery of certificates representing Common Securities, the Letter of Acceptance and Transmittal and all other required documents is at the option and risk of the person depositing the same. The Offeror recommends that all such documents be delivered by hand to the Depositary and a receipt obtained or, if mailed, that registered mail, with return receipt requested, be used and that proper insurance be obtained.
      Shareholders whose Common Shares and Poison Pill Rights are registered in the name of a nominee should contact their broker, investment dealer, bank, trust company or other nominee if they wish to accept the Offer.
      All questions as to the validity, form, eligibility (including timely receipt) and acceptance of any Common Securities deposited pursuant to the Offer will be determined by the Offeror in its sole discretion. Depositing Shareholders agree that such determination shall be final and binding. The Offeror reserves the absolute right to reject any and all deposits which it determines not to be in proper form or which it may be unlawful to accept under the laws of any jurisdiction. The Offeror reserves the absolute right to waive any defects or irregularities in the deposit of any Common Securities. There shall be no duty or obligation on the Offeror, Constellation, the Information Agent, the Dealer Managers, any Soliciting Dealer or the Depositary or any other person to give notice of any defects or irregularities in any deposit and no liability shall be incurred by any of them for failure to give any such notice. The Offeror’s interpretation of the terms and conditions of the Offer to Purchase, the Circular, the Letter of Acceptance and Transmittal and the Notice of Guaranteed Delivery will be final and binding.
      The Offeror reserves the right to permit the Offer to be accepted in a manner other than that set out above.
Dividends and Distributions
      Subject to the terms and conditions of the Offer, by accepting the Offer pursuant to the procedures set forth above, a Shareholder deposits, sells, assigns and transfers to the Offeror all right, title and interest in and to the Common Shares and Poison Pill Rights covered by the Letter of Acceptance and Transmittal delivered to the Depositary (the “Deposited Securities”) and in and to all rights and benefits arising from such Deposited Securities including any and all dividends, distributions, payments, securities, property or other interests which may be declared, paid, accrued, issued, distributed, made or transferred on or in respect of the Deposited Securities or any of them on and after the date of the Offer other than any cash dividend, distribution or payment in respect of which a reduction in the price of the Offer is made pursuant to Section 10 of the Offer to Purchase, “Dividends and Distributions; Liens”, but including any dividends, distributions or payments on such dividends, distributions, payments, securities, property or other interests (collectively, “Distributions”).
Power of Attorney
      An executed Letter of Acceptance and Transmittal irrevocably appoints, effective on and after the date that the Offeror takes up and pays for the Deposited Securities covered by the Letter of Acceptance and Transmittal (which securities upon being taken up and paid for are, together with any Distributions thereon, hereinafter referred to as the “Purchased Securities”) certain officers of the Offeror and any other person designated by the Offeror in writing (each an “Appointee”) as the true and lawful agents, attorneys and attorneys-in-fact and proxies, with full power of substitution and resubstitution, of the depositing Shareholder. The Letter of Acceptance and Transmittal authorizes an Appointee, in the name and on behalf of such Shareholder: (a) to register or record the transfer and/or cancellation of such Purchased Securities (to the extent consisting of securities) on the appropriate register maintained by or on behalf of the Company; (b) for so long as any Purchased Securities are registered or recorded in the name of such Shareholder, to exercise any and all rights of such Shareholder including without limitation to vote, execute and deliver any and all instruments of proxy, authorizations or consents in form and on terms satisfactory to the Offeror in respect of any or all Purchased Securities, revoke any such instrument, authorization or consent to designate in such instrument, authorization or consent any person or persons as the proxy of such Shareholder in respect of the Purchased Securities for all purposes including, without limitation, in connection with any meeting (whether annual, special or otherwise or any adjournment thereof) of holders of relevant securities of the Company; and (c) to execute, endorse and negotiate, for and in the name of and on behalf of such Shareholder, any and all cheques or other instruments representing any Distribution payable to or to the order of, or endorsed in favour of, such Shareholder.
      A Shareholder accepting the Offer under the terms of the Letter of Acceptance and Transmittal revokes any and all other authority, whether as agent, attorney-in-fact, attorney, proxy or otherwise, previously conferred or agreed to be conferred by the undersigned at any time with respect to the Deposited Securities or any Distributions. The Shareholder accepting the Offer agrees that no subsequent authority, whether as agent, attorney-in-fact, attorney, proxy or otherwise will be granted with respect to the Deposited Securities or any Distributions by or on behalf of the depositing Shareholder, unless the Deposited Securities are not taken up and paid for under the Offer. A Shareholder accepting the Offer also agrees not to vote any of the Purchased Securities at any meeting (whether annual, special or otherwise or any adjournment thereof) of holders of relevant securities of the Company and not to exercise any of the other rights or privileges attached to the Purchased Securities, and agrees to execute and deliver to the Offeror any and all instruments of proxy, authorizations or consents in respect of all or any of the Purchased Securities, and to appoint in any such instruments of proxy, authorizations or consents, the person or persons specified by the Offeror as the proxy of the holder of the Purchased Securities. Upon such appointment, all prior proxies and other authorizations (including, without limitation, all appointments of any agent, attorney or attorney-in-fact) or consents given by the holder of such Purchased Securities with respect thereto will be revoked and no subsequent proxies or other authorizations or consents may be given by such person with respect thereto.
Further Assurances
      A Shareholder accepting the Offer covenants under the terms of the Letter of Acceptance and Transmittal to execute, upon request of the Offeror, any additional documents, transfers and other assurances as may be necessary or desirable to complete the sale, assignment and transfer of the Purchased Securities to the Offeror and acknowledges that all authority therein conferred or agreed to be conferred may be exercised during any subsequent legal incapacity of such holder and shall, to the extent permitted by law, survive the death or incapacity, bankruptcy or insolvency of the holder and all obligations of the holder therein shall be binding upon the heirs, personal representative, successors and assigns of such holder.
Depositing Shareholders’ Representations and Warranties
      The acceptance of the Offer pursuant to the procedures set forth above constitutes an agreement between a depositing Shareholder and the Offeror in accordance with the terms and conditions of the Offer. This agreement includes a representation and warranty by the depositing Shareholder that: (i) the person signing the Letter of Acceptance and Transmittal has full power and authority to deposit, sell, assign and transfer the Deposited Securities and any Distributions being deposited to the Offer; (ii) the Deposited Securities and Distributions have not been sold, assigned or transferred, nor has any agreement been entered into to sell, assign or transfer any of the Deposited Securities and Distributions, to any other person; (iii) the deposit of the Deposited Securities and Distributions complies with applicable laws; and (iv) when the Deposited Securities and Distributions are taken up and paid for by the Offeror, the Offeror will acquire good title thereof, free and clear of all liens, restrictions, charges, encumbrances, claims and rights of others.

4.	Conditions of the Offer
      Notwithstanding any other provision of the Offer, the Offeror shall have the right to withdraw the Offer and not take up and pay for, or extend the period of time during which the Offer is open for acceptance and postpone taking up and paying for, any Common Securities deposited under the Offer, unless all of the following conditions are satisfied or waived by the Offeror at or prior to the Expiry Time, namely:

(a)	there shall have been validly deposited under the Offer and not withdrawn a number of Common Shares which constitute at least 66 2/3% of the outstanding Common Shares (on a fully diluted basis) (the “Minimum Condition”);

(b)	all government or regulatory approvals, waiting or suspensory periods, waivers, permits, consents, reviews, orders, rulings, decisions, and exemptions (including, without limitation, those required under the Investment Canada Act and those of any stock exchanges or other securities or regulatory authorities) which in the Offeror’s sole judgement are necessary or desirable to obtain in connection with the Offer, any Compulsory Acquisition or any Subsequent Acquisition Transaction shall have been obtained or concluded on terms and conditions satisfactory to the Offeror in its sole judgement;

(c)	without limiting the scope of the condition in paragraph (b),

(A)	the applicable waiting period related to merger pre-notification under Part IX of the Competition Act shall have expired or been waived and the Commissioner shall have advised (to the satisfaction of the Offeror in its sole judgement) that she does not intend to oppose the purchase of the Common Securities under the Offer (which advice shall not have been rescinded or amended) and shall not have made or threatened to make application under the Competition Act in respect of the purchase of the Common Securities under the Offer, and shall not have otherwise made or issued any communication (whether to the Offeror or otherwise), which in the sole judgment of the Offeror might make it inadvisable for the Offeror to proceed with the Offer or taking up and paying for Common Securities deposited under the Offer; or

(B)	the Commissioner shall have issued an advance ruling certificate in respect of the purchase of the Common Securities pursuant to Section 102 of the Competition Act and shall not have subsequently withdrawn or purported to have withdrawn such advance ruling certificate prior to the acquisition by the Offeror of Common Securities deposited under the Offer or have stated or otherwise indicated that she has new information as a result of which she is no longer satisfied that she would not have sufficient grounds on which to apply to the Competition Tribunal under Section 92 of the Competition Act with respect to the Offer;

(d)	without limiting the scope of the condition in paragraph (b), (i) the waiting period (and any extension thereof) as may be applicable to the consummation of the Offer under the HSR Act, and (ii) any applicable waiting periods (and any extensions thereof) under any other competition, merger control or similar law, rule, regulation or policy or any governmental or regulatory approval or consent in respect of competition or merger control matters, shall have expired or been earlier terminated, on terms and conditions satisfactory to the Offeror in its sole judgement, as the case may be;

(e)	the Offeror shall not have determined, in its sole judgment, that any property right, franchise or license of the Company or any of its Subsidiaries has been or will be materially adversely affected as a result of the making of the Offer, the taking up and paying for Common Securities deposited under the Offer, or the completion of a Compulsory Acquisition or Subsequent Acquisition Transaction;

(f)	no covenant, term or condition exists in any instrument or agreement to which the Company or any of its Subsidiaries is a party or to which any of their properties or assets are subject which would have a material adverse effect on the Company and its Subsidiaries taken as a whole as a result of the making of the Offer, the taking up and paying for Common Securities deposited under the Offer, or the completion of a Compulsory Acquisition or Subsequent Acquisition Transaction;

(g)	there shall not, after the date of the Offer, have occurred, developed or come into effect or existence any event, action, state, condition or financial occurrence of national or international consequence or any law, regulation, action, government regulation, inquiry or other occurrence of any nature whatsoever which materially adversely affects or involves, or may materially adversely affect or involve, the general economic, financial, currency exchange, securities or wine industry in Canada or elsewhere, or the financial condition, business, operations, assets, affairs or prospects of the Company and its Subsidiaries taken as a whole;

(h)	(i) no act, action, suit or proceeding shall have been threatened or taken before or by any domestic or foreign court or tribunal or governmental agency or other regulatory authority or administrative agency or commission or by any elected or appointed public official or private person (including, without limitation, any individual, corporation, firm, group or other entity) in Canada or elsewhere, whether or not having the force of law, and (ii) no law, regulation or policy shall have been proposed, enacted, promulgated, amended, applied or otherwise come into effect or exist;

(A)	to cease trade, enjoin, prohibit or impose material limitations or conditions on the purchase by or the sale to the Offeror of the Common Shares or the right of the Offeror, and the right of Constellation indirectly, to own or exercise full rights of ownership of the Common Shares;

(B)	which would materially adversely affect the Company and its Subsidiaries taken as a whole or, if the Offer is consummated, the Offeror or Constellation; or

(C)	which challenges or would prevent or make uncertain the ability of the Offeror or its Affiliates to effect a Compulsory Acquisition or Subsequent Acquisition Transaction;

(i)	there shall not exist any prohibition at law against the Offeror making the Offer or taking up and paying for Common Securities deposited under the Offer or completing a Compulsory Acquisition or Subsequent Acquisition Transaction;

(j)	there shall not exist and shall not have occurred (except to the extent that the same shall have been disclosed, generally or to the Offeror in writing prior to the commencement of the Offer) any change (or any condition, event, circumstance or development involving a prospective change) in the business, assets, operations, capitalization, condition (financial or otherwise), prospects, share or debt ownership, results of operations, cash flows, properties, articles, by-laws, licenses, permits, rights, or privileges, whether contractual or otherwise, or liabilities (including without limitation any contingent liabilities that may arise through outstanding, pending or threatened litigation or otherwise), whether contractual or otherwise, of the Company or its Subsidiaries which is or may be materially adverse to the Company and its Subsidiaries taken as a whole or the value of the Common Shares to the Offeror;

(k)	(i) the Board of Directors of the Company shall have redeemed all outstanding Poison Pill Rights or waived the application of the Poison Pill to the purchase of Common Shares under the Offer, a Compulsory Acquisition or any Subsequent Acquisition Transaction; (ii) the Poison Pill does not and will not materially adversely affect the Offer, the Offeror or Constellation either before, or upon consummation of, the Offer or a Compulsory Acquisition or any Subsequent Acquisition Transaction or otherwise make it inadvisable for the Offeror to proceed with the Offer and/or with taking up and paying for Common Shares deposited under the Offer or completing a Compulsory Acquisition or Subsequent Acquisition Transaction; (iii) a cease trade order or injunction from the applicable regulatory authorities or a court of competent jurisdiction shall have been issued that has the effect of prohibiting or preventing the exercise of the Poison Pill Rights or the issue of Common Shares upon the exercise of the Poison Pill Rights in relation to the Offer, a Compulsory Acquisition or any Subsequent Acquisition Transaction, which cease trading order or injunction shall be in full force and effect; or (iv) a court of competent jurisdiction shall have made a final and binding order that the Poison Pill Rights are illegal, invalid, of no force of effect or may not be exercised in relation to the Offer, a Compulsory Acquisition or any Subsequent Acquisition Transaction;

(l)	neither the Company nor any of its Subsidiaries shall have authorized or proposed, or announced an intention to effect, or shall have entered into any agreement, arrangement, or understanding with respect to any matter which would have a material adverse effect on the Company and its Subsidiaries taken as a whole, including, without limiting the generality of the foregoing, any action with respect to any agreement, proposal, offer or understanding relating to any sale, disposition or other dealing with any of the assets of the Company or any of its Subsidiaries (other than any such sale, disposition or other dealing between the Company and any wholly- owned Subsidiary of the Company), any issue of Common Shares (other than in accordance with the current terms of stock options outstanding as of the date of the Offer), options or other securities of the Company to any person other than a wholly-owned Subsidiary of the Company, any acquisition from a third party of assets or securities by the Company or any of its Subsidiaries, or any take-over bid (other than the Offer), merger, amalgamation, statutory arrangement, capital reorganization (including, without limitation, any division, combination, reclassification, consolidation, conversion or other change any of the Common Securities or its capitalization), business combination or similar transaction involving the Company or any of its Subsidiaries, or any capital expenditure by the Company or any of its Subsidiaries not in the ordinary course of business and consistent with past practice;

(m)	the Offeror shall not have become aware of any untrue statement of material fact, or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made and at the date it was made (after giving effect to all subsequent filings prior to the date of the Offer in relation to all matters covered in earlier filings), in any document filed by or on behalf of the Company or any of its Subsidiaries with any securities commission or similar securities regulatory authority in any of the provinces of Canada, including without limitation any annual information form, financial statement, material change report or management proxy circular or in any document so filed or released by the Company or its Subsidiaries to the public, which is materially adverse to the Company and its Subsidiaries taken as a whole;

(n)	no dividends or other distributions shall have been declared or paid or otherwise made in respect of the outstanding Common Shares of the Company subsequent to the date of the Offer;

(o)	neither the Company nor any of its Subsidiaries shall have issued, authorized or proposed the issuance of, or purchased or proposed the purchase of, any Common Shares or securities convertible into, or rights, warrants or options to acquire, any such Common Shares or other convertible securities, subsequent to September 9, 2005, excluding exercise of stock options outstanding and vested as at September 9, 2005; and

(p)	(i) none of the Company or its Subsidiaries has, subsequent to September 9, 2005, entered into, modified or terminated any agreement or arrangement with any directors, officers or employees, instituting, cancelling or modifying any pension plan or employee benefit arrangement or made any proposal or plan to do any of the foregoing; (ii) there shall not have occurred subsequent to September 9, 2005 any change in the compensation paid by the Company or its Subsidiaries to their directors, officers or employees, including the granting of additional stock options or bonuses, or in the circumstances under which such compensation would be payable; and (iii) the Company shall have publicly disclosed all material terms of any agreement or arrangement with its directors, officers or employees with respect to change of control or severance arrangements, including the amount of any severance or termination payments payable thereunder.
      The foregoing conditions are for the sole benefit of the Offeror and may be asserted by the Offeror at any time, regardless of the circumstances giving rise to any such assertion, including any action or inaction by the Offeror. The Offeror may waive any of the foregoing conditions in whole or in part at any time and from time to time, without prejudice to any other rights which the Offeror may have. The failure by the Offeror at any time to exercise any of the foregoing rights will not be deemed a waiver of any such right, the waiver of any such right with respect to particular facts and other circumstances will not be deemed a waiver with respect to any other facts and circumstances, and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time by the Offeror. Any determination by the Offeror concerning any event or other matter described in the foregoing conditions will be final and binding upon all parties.
      Any waiver of a condition or the withdrawal of the Offer shall be effective upon written notice, or other communication confirmed in writing by the Offeror to that effect, to the Depositary at its principal office in Toronto. Forthwith after giving any such notice, the Offeror will make a public announcement of such waiver or withdrawal, cause the Depositary, if required by law, as soon as practicable thereafter to notify the Shareholders in the manner set forth in Section 11 of the Offer to Purchase, “Notices and Delivery,” and provide a copy of the aforementioned public announcement to the TSX. If the Offer is withdrawn, the Offeror shall not be obligated to take up or pay for any Common Securities deposited under the Offer, and the Depositary will promptly return all certificates representing deposited Common Securities, Letters of Acceptance and Transmittal, Notices of Guaranteed Delivery and related documents to the parties by whom they were deposited at the Offeror’s expense as described in Section 8 of the Offer to Purchase, “Return of Deposited Common Securities”.

5.	Extension and Variation of the Offer
      The Offer is open for acceptance until the Expiry Time, unless the Offer is extended by the Offeror.
      The Offeror expressly reserves the right, in its sole discretion, at any time and from time to time during the Deposit Period or at any other time if permitted by law, to extend the Deposit Period or to vary the Offer by giving written notice, or other communication confirmed in writing, of such extension or variation to the Depositary at its principal office in Toronto, and by causing the Depositary as soon as practicable thereafter to communicate such notice to all Shareholders whose Common Securities have not been taken up prior to the extension or variation in the manner set forth in Section 11 of the Offer to Purchase, “Notices and Delivery”. The Offeror will, as soon as practicable after giving notice of an extension or variation to the Depositary, make a public announcement of the extension or variation and provide a copy of the notice to the TSX. Any notice of extension or variation will be deemed to have been given and be effective at the time on the day on which it is delivered or otherwise communicated to the Depositary at its principal office in Toronto. Notwithstanding the foregoing, the Offer may not be extended by the Offeror if all of the terms and conditions of the Offer, except those waived by the Offeror, have been fulfilled or complied with, unless the Offeror first takes up all Common Securities validly deposited under the Offer and not withdrawn.
      Where the terms of the Offer are varied (other than a variation consisting solely of a waiver of condition of the Offer), the Deposit Period will not end before 10 days after the notice of such variation has been given to Shareholders, unless otherwise permitted by applicable law and subject to abridgement or elimination of that period pursuant to such orders as may be granted by applicable securities regulatory authorities.
      If at any time before the Expiry Time, or at any time after the Expiry Time but before the expiry of all rights of withdrawal with respect to the Offer, a change occurs in the information contained in the Offer to Purchase or the Circular, each as amended from time to time, that would reasonably be expected to affect the decision of a Shareholder to accept or reject the Offer (other than a change that is not within the control of the Offeror or of an Affiliate of the Offeror), the Offeror will give written notice of such change to the Depositary at its principal office in Toronto, and will cause the Depositary to provide as soon as practicable thereafter a copy of such notice in the manner set forth in Section 11 of the Offer to Purchase, “Notices and Delivery” to all holders of Common Securities whose Common Securities have not been taken up pursuant to the Offer at the date of the occurrence of the change, if required by applicable law. The Offeror will, as soon as practicable after giving notice of a change in information to the Depositary, make a public announcement of the change in information and provide a copy of the public announcement to the TSX. Any notice of change in information will be deemed to have been given and to be effective on the day on which it is delivered or otherwise communicated to the Depositary at its principal office in Toronto.
      During any such extension or in the event of any such variation or change in information, all Common Securities deposited and not taken up or withdrawn will remain subject to the Offer and may be taken up by the Offeror in accordance with the terms of the Offer, subject to Section 6 of the Offer to Purchase, “Withdrawal of Deposited Securities”. An extension of the Deposit Period, a variation of the Offer or a change to information does not constitute a waiver by the Offeror of its rights under Section 4 of the Offer to Purchase, “Conditions of the Offer”.
      If the consideration being offered for the Common Securities under the Offer is increased, the increased consideration will be paid to all depositing Shareholders whose Common Shares are taken up under the Offer without regard to when such Common Securities are taken up by the Offeror.

6.	Withdrawal of Deposited Securities
      Except as otherwise stated in this Section 6, all deposits of Common Securities pursuant to the Offer are irrevocable. Unless otherwise required or permitted by applicable law, any Common Securities deposited in acceptance of the Offer may be withdrawn by or on behalf of the depositing Shareholder:

(a)	at any time before the Common Securities have been taken up by the Offeror pursuant to the Offer;

(b)	at any time before the expiration of 10 days from the date upon which either:

(i)	a notice of change relating to a change which has occurred in the information contained in the Offer to Purchase, which change is one that would reasonably be expected to affect the decision of a Shareholder to accept or reject the Offer (other than a change that is not within the control of the Offeror or of an Affiliate of the Offeror) in the event that such change occurs before the Expiry Time or after the Expiry Time but before the expiry of all rights of withdrawal in respect of the Offer; or

(ii)	a notice of variation concerning a variation in the terms of the Offer (other than a variation consisting solely of an increase in the consideration offered for the Common Securities pursuant to the Offer where the time for deposit is not extended for a period greater than 10 days or a variation consisting solely of a waiver of a condition of the Offer), is mailed, delivered or otherwise properly communicated, but only if such deposited Common Shares have not been taken up by the Offeror at the time of the notice and subject to abridgement of that period pursuant to such order or orders as may be granted by Canadian courts or securities regulatory authorities;

(c)	at any time after three (3) business days from the date the Offeror takes up the Common Securities, if such Common Securities have not been paid for by the Offeror; or

(d)	if after 75 days from the date of the Offer, the Common Securities have been taken up but have not been paid for by the Offeror prior to receipt by the Depositary of a notice of withdrawal in respect of such Securities.
      If the Offeror waives any terms or conditions of the Offer and extends the Offer in circumstances where the rights of withdrawal set forth in above Section 6(b), “Withdrawal of Deposited Securities — Sub-paragraph (b)” are applicable, the Offer shall be extended without the Offeror first taking up the Common Securities which are subject to the rights of withdrawal.

      Withdrawals of Common Securities deposited under the Offer must be effected by notice of withdrawal made by or on behalf of the depositing Shareholder and must be received by the Depositary at the place of deposit of the applicable Common Securities within the time limits indicated above. Notice of withdrawal must (i) be made by a method, including facsimile transmission, that provides the Depositary with a written or printed copy; (ii) be signed by the person who signed the Letter of Acceptance and Transmittal accompanying, or the Notice of Guaranteed Delivery in respect of, the Common Securities which are to be withdrawn, and (iii) specify such person’s name, the number of Common Securities to be withdrawn, the name of the registered holder and the certificate number shown on each certificate representing the Common Securities to be withdrawn. The withdrawal will take effect upon receipt by the Depositary of the properly completed notice of withdrawal. Any signature on the notice of withdrawal must be guaranteed by an Eligible Institution in the same manner as in a Letter of Acceptance and Transmittal (as described in the instructions set out in such letter), except in the case of Common Securities deposited for the account of an Eligible Institution. None of the Offeror, the Depositary, the Dealer Managers or any other person will be under any duty to give notice of any defect or irregularity in any notice of withdrawal or shall incur any liability for failure to give such notice.
      Withdrawals may not be rescinded and any Common Securities withdrawn will thereafter be deemed not validly deposited for purposes of the Offer. However, withdrawn Common Securities may be redeposited at any time at or prior to the Expiry Time by again following one of the procedures described in Section 3 of the Offer to Purchase, “Manner of Acceptance”.
      In addition to the foregoing rights of withdrawal, holders of Common Securities in certain provinces of Canada are entitled to statutory rights of rescission or to damages, or both, in certain circumstances as described in Section 19 of the Circular, “Offerees’ Statutory Rights”.
      All questions as to the validity (including timely receipt) and form of notices of withdrawal will be determined by the Offeror in its sole discretion, and such determination will be final and binding.

7.	Payment for Deposited Securities
      Upon the terms and subject to the conditions of the Offer (including but not limited to the conditions specified in Section 4 of the Offer to Purchase, “Conditions of the Offer”), the Offeror will take up Common Securities validly deposited under the Offer and not withdrawn pursuant to Section 6 of the Offer to Purchase, “Withdrawal of Deposited Securities” not later than 10 days after the Expiry Time and will pay for the Common Securities taken up as soon as possible, but in any event not later than three (3) business days after taking up of the Common Securities. If the Offer is extended, any Common Securities deposited under the Offer after the first date on which Common Securities have been taken up and paid for by the Offeror will be taken up and paid for not later than 10 days after such deposit.
      Subject to applicable law, the Offeror expressly reserves the right, in its sole discretion, to delay or otherwise refrain from taking up and paying for any Common Securities or to terminate the Offer and not take up or pay for any Common Securities if any condition specified in Section 4 of the Offer to Purchase, “Conditions of the Offer”, is not satisfied or waived by the Offeror, by giving written notice thereof, or other communication confirmed in writing, to the Depositary at its principal office in Toronto. The Offeror also expressly reserves the right, in its sole discretion and notwithstanding any other condition of the Offer, to delay taking up and paying for Common Securities in order to comply, in whole or in part, with any applicable law. The Offeror will not, however, take up and pay for any Common Securities deposited under the Offer unless it simultaneously takes up and pays for all Common Securities then validly deposited under the Offer and not withdrawn.
      The Offeror will be deemed to have taken up Common Securities validly deposited under the Offer and not withdrawn when the Offeror gives written notice or other communication confirmed in writing to the Depositary to that effect.
      The Offeror will pay for Common Securities validly deposited under the Offer and taken up by the Offeror by providing the Depositary with sufficient funds (by bank transfer or other means satisfactory to the Depositary) for transmittal to depositing Shareholders. Under no circumstances will interest accrue or be paid by the Offeror or the Depositary to persons depositing Common Securities on the purchase price of Common Securities purchased by the Offeror, regardless of any delay in making such payment. The Depositary will act as the agent of persons who have deposited Common Securities in acceptance of the Offer for the purposes of receiving payment from the Offeror and transmitting payment to such persons, and receipt of payment by the Depositary shall be deemed to constitute receipt thereof by persons depositing Common Securities.

      Settlement will be made by the Depositary issuing or causing to be issued a cheque payable in Canadian funds in the amount to which the person depositing Common Securities is entitled. Unless otherwise directed in the Letter of Acceptance and Transmittal, the cheque will be issued in the name of the registered holder of deposited Common Securities. Unless the person depositing Common Securities instructs the Depositary to hold the cheque for pick-up by checking the appropriate box in the Letter of Acceptance and Transmittal, cheques will be forwarded by first class mail, postage prepaid, to such person at the address specified in the Letter of Acceptance and Transmittal. If no address is specified, a cheque payable in respect of registered Common Securities will be forwarded to the address of the holder as shown on the share register maintained by or on behalf of the Company. Cheques mailed in accordance with this paragraph will be deemed to have been delivered at the time of mailing.
      Depositing Shareholders will not be obligated to pay any brokerage fee or commission if they accept the Offer by depositing their Common Securities directly with the Depositary or utilize the services of any member of the Soliciting Dealer Group to accept the Offer.

8.	Return of Deposited Common Securities
      If any deposited Common Securities are not taken up and paid for pursuant to the terms and conditions of the Offer for any reason or if certificates are submitted for more Common Securities than are deposited, certificates for Common Securities that are not purchased will be returned at the Offeror’s expense as soon as practicable after the Expiry Time or withdrawal and early termination of the Offer, as the case may be, by sending certificates representing Common Securities not purchased by first class mail in the name of and to the address specified by the Shareholder in the Letter of Acceptance and Transmittal or, if such name or address is not so specified, in such name and to such address as shown on the share register maintained by or on behalf of the Company.

9.	Mail Service Interruption
      Notwithstanding the provisions of the Offer to Purchase, the Circular, the Letter of Acceptance and Transmittal or the Notice of Guaranteed Delivery, cheques, share certificates and any other relevant documents will not be mailed if the Offeror determines that delivery thereof by mail may be delayed. Persons entitled to cheques, share certificates and any other relevant documents which are not mailed for the foregoing reason may take delivery thereof at the office of the Depositary to which the deposited certificates for Common Securities were delivered until such time as the Offeror has determined that delivery by mail will no longer be delayed. The Offeror will provide notice of any determination not to mail under this Section 9 as soon as reasonably practicable after the making of such determination and in accordance with Section 11 of the Offer to Purchase, “Notices and Delivery”. Notwithstanding Section 7 of the Offer to Purchase, “Payment for Deposited Securities”, cheques, certificates or other relevant documents not mailed for the foregoing reason will be conclusively deemed to have been mailed on the first (1st) day upon which they are available for delivery to the depositing Shareholder at the appropriate office of the Depositary.

10.	Dividends and Distributions; Liens
      If on or after the date of the Offer, the Company should divide, combine, reclassify, consolidate, convert or otherwise change any of the Common Securities or its capitalization, or should disclose that it has taken or intends to take any such action, then the Offeror may, in its sole discretion and without prejudice to its rights under Section 4 of the Offer to Purchase, “Conditions of the Offer”, make such adjustments as it deems appropriate to the purchase price or other terms of the Offer (including, without limitation, the type of securities offered to be purchased and the consideration payable therefore) to reflect such division, combination, reclassification, consolidation, conversion or other change.
      Common Securities acquired pursuant to the Offer shall be transferred by the Shareholder and acquired by the Offeror free and clear of all liens, charges, encumbrances, claims and equities and together with all rights and benefits arising therefrom, including, without limitation, the right to any and all dividends, distributions, payments, securities, rights, assets or other interests which may be declared, paid, issued, distributed, made or transferred on or after date of Offer, on or in respect of the Common Securities, whether or not the Poison Pill Rights have separated from the Common Securities.
      If on, or after the date of the Offer, the Company should declare, make or pay any Distribution (in respect of Common Securities accepted for purchase pursuant to the Offer) which is payable or distributable to the Shareholders on a record date which is prior to the date of transfer of such Common Securities into the name of the Offeror or its nominees or transferees on the share register maintained by or on behalf of the Company, then without prejudice to the

Offeror’s rights under Section 4 of the Offer to Purchase, “Conditions of the Offer”, (a) in the case of any cash dividend, distribution or payment in respect of the Common Securities that does not exceed the cash purchase price per Common Security, the cash consideration payable per Common Security pursuant to the Offer will be reduced by the amount of any such dividend, distribution or payment; and (b) in the case of any cash dividend, distribution or payment in respect of the Common Securities that exceeds the cash purchase price per Common Security, or in the case of any other Distribution, the whole of any such Distribution will be received and held by the depositing Shareholder for the account of and for the benefit of the Offeror and will be promptly remitted and transferred by the depositing Shareholder to the Depositary for the account of the Offeror, accompanied by appropriate documentation of transfer. Pending such remittance, the Offeror will be entitled to all rights and privileges as owner of any such Distribution and may withhold the entire purchase price payable by the Offeror pursuant to the Offer or deduct from the purchase price payable by the Offeror pursuant to the Offer the amount or value of the Distribution, as determined by the Offeror in its sole discretion. The declaration or payment of any such dividend or distribution may have tax consequences not discussed under Section 15 of the Circular, “Certain Canadian Federal Income Tax Considerations”.

11.	Notices and Delivery
      Without limiting any other lawful means of giving notice, any notice to be given by the Offeror to the Depositary pursuant to the Offer will be deemed to have been properly given to holders of registered Common Securities if it is in writing and is mailed by first class mail, postage prepaid, to registered Shareholders at their respective addresses as shown on the share register maintained by or on behalf of the Company in respect of the Common Securities and will be deemed to have been received on the first (1st) business day following the date of mailing. These provisions apply notwithstanding any accidental omission to give notice to any one or more Shareholders and notwithstanding any interruption of mail services in Canada or in the United States following mailing. Except as otherwise required or permitted by law, in the event of any interruption of or delay in mail services in Canada or the United States following mailing, the Offeror intends to make reasonable efforts to disseminate the notice by other means, such as publication. Except as otherwise required or permitted by law, if post offices in Canada are not open for the deposit of mail, any notice which the Offeror or the Depositary may give or cause to be given under the Offer will be deemed to have been properly given and to have been received by Shareholders if (i) it is given to the TSX for dissemination through its facilities (ii) if it is published once in the National Edition of The Globe and Mail or The National Post or (iii) it is given to the Canada News Wire Service.
      The Offer to Purchase, the Circular, the Letter of Acceptance and Transmittal, and the Notice of Guaranteed Delivery will be mailed to registered holders of Common Securities (and to registered holders of securities exercisable for or convertible into Common Securities) or made deliverable in such other manner as is permitted by applicable regulatory authorities, and the Offeror will use its reasonable efforts to furnish such documents to brokers, banks and similar persons whose names, or the names of whose nominees, appear on the security holder lists or, if applicable, who are listed as participants in a clearing agency’s security position listing, for subsequent transmission to beneficial owners of Common Securities (and securities exercisable into Common Securities) when such list or listing is received.
      Whenever the Offer calls for documents to be delivered to the Depositary, such documents will not be considered delivered unless and until they have been physically received at one of the addresses listed for the Depositary in the Letter of Acceptance and Transmittal or Notice of Guaranteed Delivery, as applicable. Whenever the Offer calls for documents to be delivered to a particular office of the Depositary, such documents will not be considered delivered unless and until they have been physically received at that particular office at the address listed in the Letter of Acceptance and Transmittal or Notice of Guaranteed Delivery, as applicable.

12.	Market Purchases
      The Offeror reserves the right to and may acquire, and one or more Affiliates of the Offeror may acquire, Common Securities through the facilities of the TSX, at any time and from time to time prior to the Expiry Time. In no event will the Offeror or an Affiliate of the Offeror make any such purchases of Common Securities through the facilities of the TSX until the third (3rd) business day following the date of the Offer. If the Offeror or an Affiliate of the Offeror purchases Common Securities through the facilities of the TSX while the Offer is outstanding, the Common Securities so purchased shall be counted in any determination as to whether the Minimum Condition has been fulfilled. The aggregate number of Common Securities so purchased by the Offeror or an Affiliate of the Offeror through the facilities of the TSX after the date of the Offer and prior to the end of the Deposit Period will not exceed 5% of the outstanding Common Securities as of the date of the Offer and the Offeror or Constellation will issue and file a news release forthwith after the close of business of the TSX on each day on which such Common Securities have been purchased.
      The Offeror and Constellation reserve the right to make or enter into an arrangement, commitment or understanding prior to the Expiry Time to sell after the Expiry Time any Common Securities taken up and paid for under the Offer.

13.	Other Terms of the Offer
      The Offeror reserves the right to transfer to one or more Affiliates of the Offeror the right to purchase all or any portion of the Common Securities deposited pursuant to the Offer, but any such transfer will not relieve the Offeror of its obligations under the Offer and will in no way prejudice the rights of persons depositing Common Securities to receive payment for Common Securities validly deposited and accepted for payment pursuant to the Offer.
      No broker, dealer or other person has been authorized to give any information or to make any representation or warranty on behalf of the Offeror or any of its Affiliates in connection with the Offer other than as contained in the Offer, and, if any such information, representation or warranty is given or made, it must not be relied upon as having been authorized. No broker, investment dealer or other person shall be deemed to be the agent of the Offeror or any of its Affiliates, the Information Agent, the Dealer Managers or the Depositary for the purposes of the Offer.
      The Offer and all contracts resulting from the acceptance of the Offer shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. Each party to any agreement resulting from the acceptance of the Offer unconditionally and irrevocably attorns to the exclusive jurisdiction of the courts of the Province of Ontario.
      The Offer is not being made to (nor will deposits of Common Securities be accepted from or on behalf of) holders of Common Securities residing in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. The Offeror may, in its sole discretion, take such action as it may deem necessary to make the Offer in any such jurisdiction and extend the Offer to holders of Common Securities in any such jurisdiction.
      The Offeror in its sole discretion shall be entitled to make a final and binding determination of all questions relating to the Offer to Purchase, the Circular, the Letter of Acceptance and Transmittal and the Notice of Guaranteed Delivery, the validity of any acceptance of the Offer and the validity of any withdrawal of Common Shares.
      The provisions of the Circular, the Letter of Acceptance and Transmittal and the Notice of Guaranteed Delivery accompanying the Offer, including the instructions contained therein, form part of the terms and conditions of the Offer.
      The Offer to Purchase and the accompanying Circular together constitute the take-over bid circular required under the CBCA and Canadian provincial securities legislation with respect to the Offer. Shareholders are urged to refer to the accompanying Circular for additional information relating to the Offer.
DATED: October 19, 2005

4307003 CANADA INC.

(Signed) F. Paul Hetterich
Chief Executive Officer

CIRCULAR
      This Circular is furnished in connection with the Offer to Purchase dated October 19, 2005 by the Offeror to purchase all of the issued and outstanding Common Shares together with associated Poison Pill Rights, including Common Shares issuable upon the exercise of existing stock options, warrants and other rights to purchase Common Shares (other than Poison Pill Rights), at a price of $31.00 in cash per Common Share.
      The terms and provisions of the Offer to Purchase, the Letter of Acceptance and Transmittal and the Notice of Guaranteed Delivery are incorporated into and form part of this Circular. Shareholders should refer to the Offer to Purchase for details of its terms and conditions, including details as to payment and withdrawal rights. Defined terms used in the Offer to Purchase are used in this Circular with the same meaning unless the context otherwise requires.
      Except as otherwise indicated, the information concerning the Company contained in the Offer to Purchase and this Circular has been taken from or based upon publicly available documents and records on file with Canadian securities regulatory authorities, the SEC and other public sources. Although the Offeror has no knowledge that would indicate that any statements contained herein relating to the Company taken from or based upon such documents and records are untrue or incomplete, none of the Offeror, Constellation and their respective officers and directors assumes any responsibility for the accuracy or completeness of the information relating to the Company taken from or based upon such documents and records, or for any failure by the Company to disclose events which may have occurred or may affect the significance or accuracy of any such information but which are unknown to the Offeror.

1.	The Offeror
      The Offeror is a wholly-owned subsidiary of Constellation, was incorporated under the CBCA on October 17, 2005 and to date has engaged in no activities other than those incidental to its organization and the making of the Offer. The registered office of the Offeror is located at Suite 6600, 1 First Canadian Place, Toronto, Ontario, M5X 1B8, Canada.
      Constellation is a corporation organized under the laws of the State of Delaware, USA, on December 4, 1972, as the successor to a business founded in 1945 and is a leading international producer and marketer of beverage alcohol brands with a broad portfolio across the wine, imported beer and spirits categories. Constellation is the largest wine company in the world; the largest multi-category supplier of alcohol beverages in the United States; a leading producer and exporter of wine from Australia and New Zealand; and both a major producer and independent drinks wholesaler in the United Kingdom. With more than 8,000 employees, Constellation operates over 40 production facilities and sells its products in more than 60 countries. Constellation’s head office is located at 370 Woodcliff Drive, Suite 300, Fairport, NY, 14450 USA.
      For the fiscal year ended February 28, 2005, Constellation had consolidated net sales of US$4.09 billion and consolidated net income of US$276.5 million. The common shares of Constellation trade on the New York Stock Exchange. As at September 30, 2005, the market capitalization of Constellation was US$5.796 billion.

2.	The Company
      The Company is a corporation incorporated under and governed by the CBCA. The Company, together with its Subsidiaries, has wineries in British Columbia, Ontario, Québec, New Brunswick, California, Washington State, Western Australia and New Zealand, and is one of the largest wine importers, marketers and distributors in the United Kingdom. Vincor markets wines produced from grapes grown in the Niagara Peninsula of Ontario, the Okanagan Valley of British Columbia, the Dunnigan Hills of California, the Columbia Valley of Washington State, Western Australia, New Zealand, South Africa and vineyards around the world.
      According to the Company’s Interim Consolidated Financial Statements for the first quarter ending June 30, 2005, the authorized capital of the Company consists of an unlimited number of Common Shares and an unlimited number of preferred shares issuable in series, of which 33,465,310 Common Shares were outstanding. According to the audited financial statements of the Company for the fiscal year ended March 31, 2005, there were options outstanding to purchase 994,125 Common Shares.

3.	Purpose of the Offer and Plans for the Company
Purpose of the Offer
      The purpose of the Offer is to enable the Offeror to acquire all of the Common Securities. If the conditions of the Offer are satisfied and the Offeror takes up and pays for the Common Shares validly deposited under the Offer, the Offeror currently intends to acquire any Common Shares not deposited under the Offer by Compulsory Acquisition if available, or propose a Subsequent Acquisition Transaction, in each case at a cash price of $31.00 per Common Share. However, the Offeror reserves the right not to propose a Compulsory Acquisition or Subsequent Acquisition Transaction, or to propose a Subsequent Acquisition Transaction on terms not discussed in this Circular as described in Section 4 of this Circular, “Acquisition of Common Shares Not Deposited”. If the Minimum Condition is satisfied, the Offeror should own sufficient Common Shares to effect a Subsequent Acquisition Transaction.
Plans for the Company
      If the Offer is successful, the Offeror intends to effect certain changes with respect to the composition of the Board of Directors of the Company to allow designees of the Offeror to become members of the Board of Directors of the Company and to represent a majority of the Board of Directors of the Company. Neither the Offeror nor Constellation has developed any specific proposals with respect to the Company, or operations, or any changes in its assets, business strategies, management or personnel following the acquisition of Common Shares pursuant to the Offer. Following the successful completion of the Offer, the Offeror proposes to review the operations of both Constellation and Vincor to determine how best to combine them.
      If permitted by applicable law, subsequent to the completion of the Offer and a Compulsory Acquisition or any Subsequent Acquisition Transaction, if necessary, the Offeror intends to delist the Common Shares from the TSX and, if there are fewer than fifteen securityholders of the Company in any province, to cause the Company to cease to be a reporting issuer under the securities laws of each such province as described in Section 10 of this Circular, “Effect of the Offer on the Market for Common Shares; Stock Exchange Listings and Quotations; and Public Disclosure by the Company”.

4.	Acquisition of Common Shares Not Deposited
Compulsory Acquisition
      If, within 120 days after the date of the Offer, the Offer has been accepted by holders of not less than 90% of the issued and outstanding Common Shares, other than Common Shares held at the date of the Offer by or on behalf of the Offeror and its Affiliates and Associates (as such terms are defined in the CBCA), and the Offeror acquires such deposited Common Shares under the Offer, the Offeror intends to acquire the Common Shares not deposited under the Offer on the same terms as the Common Shares acquired under the Offer pursuant to the provisions of Section 206 of the CBCA (a “Compulsory Acquisition”).
      To exercise such statutory right, the Offeror must give notice (the “Offeror’s Notice”) to each holder of Common Shares who did not accept the Offer (and each person who subsequently acquires any such Common Shares) (in each case, an “Offeree”) and to the Director under the CBCA, of such proposed acquisition on or before the earlier of 60 days from the date of termination of the Offer and 180 days from the date of the Offer. Within 20 days of giving the Offeror’s Notice, the Offeror must pay or transfer to the Company the consideration the Offeror would have to pay or transfer to the Offerees if they had elected to accept the Offer, to be held in trust for the Offerees. In accordance with Section 206 of the CBCA, within 20 days after receipt of the Offeror’s Notice, each Offeree must send the certificates representing the Common Shares held by such Offeree to the Company and must elect either to transfer such Common Shares to the Offeror on the terms of the Offer or to demand payment of the fair value of such Common Shares held by such holder by so notifying the Offeror within 20 days after the Offeree receives the Offeror’s Notice. An Offeree who does not within 20 days after the Offeree receives the Offeror’s Notice notify the Offeror that the Offeree is electing to demand payment of the fair value of the Offeree’s Common Shares is deemed to have elected to transfer such Common Shares to the Offeror on the same terms that the Offeror acquired Common Shares from Shareholders who accepted the Offer. If an Offeree has elected to demand payment of the fair value of such Common Shares, the Offeror may apply to a court having jurisdiction to hear an application to fix the fair value of such Common Shares of such Offeree. If the Offeror fails to apply to such court within 20 days after it made the payment or transferred the consideration to the Company referred to above, the Offeree may then apply to the court within a further period of 20 days to have the court fix the fair value. If there is no such application made by the Offeree within such period, the Offeree will be deemed to have elected to transfer such Common Shares to the Offeror on the terms that the Offeror acquired Common Shares from Shareholders who accepted the Offer. Any judicial determination of the fair value of the Common Shares could be more or less than the amount paid pursuant to the Offer.
      The foregoing is a summary only of the right of Compulsory Acquisition which may become available to the Offeror and is qualified in its entirety by the provisions of Section 206 of the CBCA. Section 206 of the CBCA is complex and may require strict adherence to notice and timing provisions, failing which an Offeree’s rights may be lost or altered. Shareholders who wish to be better informed about the provisions of Section 206 of the CBCA should consult their legal advisors as described in Section 15 of this Circular, “Certain Canadian Federal Income Tax Considerations” for a discussion of the tax consequences to Shareholders in the event of a Compulsory Acquisition.
Subsequent Acquisition Transaction
      If the Offeror takes up and pays for Common Shares validly deposited under the Offer and the right of Compulsory Acquisition described above is not available or the Offeror elects not to pursue such right, the Offeror currently intends to cause a special meeting of Shareholders to be called to consider an amalgamation, statutory arrangement, capital reorganization or other transaction involving the Company and the Offeror or an Affiliate of the Offeror for the purpose of enabling the Offeror or an Affiliate of the Offeror to acquire all Common Shares not acquired pursuant to the Offer (a “Subsequent Acquisition Transaction”). The timing and details of any such transaction will depend on a number of factors, including the number of Common Shares acquired pursuant to the Offer. If the Minimum Condition is satisfied and the Offeror takes up and pays for the Common Shares deposited under the Offer, the Offeror should own sufficient Common Shares to effect such Subsequent Acquisition Transaction. While the Offeror currently intends that the consideration offered under any Subsequent Acquisition Transaction would be the same cash price as the price offered under the Offer, the consideration offered to holders of Common Shares in a Subsequent Acquisition Transaction could have a higher or lower value than the value of the consideration offered for the Common Shares pursuant to the Offer.
      Each type of Subsequent Acquisition Transaction described above would be a Going Private Transaction within the meaning of certain applicable Canadian securities legislation and regulations (collectively the “Regulations”), Rule 61-501 and Policy Q-27. In certain circumstances, the provisions of Rule 61-501 and Policy Q-27 may also deem certain types of Subsequent Acquisition Transaction to be “related party transactions.” However, if the Subsequent Acquisition Transaction is a Going Private Transaction carried out in accordance with Rule 61-501 or an exemption therefrom and Policy Q-27 or an exemption therefrom, the “related party transaction” provisions of Rule 61-501 and Policy Q-27 do not apply to such transaction. The Offeror intends to carry out any such Going Private Transaction in accordance with Rule 61-501 and Policy Q-27 or exemptions therefrom such that the related party transaction provisions of Rule 61-501 and Policy Q-27 will not apply to the Going Private Transaction.
      The Regulations, Rule 61-501 and Policy Q-27 provide that unless exempted, a corporation proposing to carry out a Going Private Transaction is required to prepare a valuation of the Common Shares (and any, subject to certain exceptions, non-cash consideration being offered therefor) and provide to the holders of the Common Shares a summary of such valuation or the entire valuation. In connection therewith, the Offeror intends to rely on any exemption then available or to seek waivers pursuant to Rule 61-501 and Policy Q-27 from the OSC and AMF exempting the Offeror or the Company or their Affiliates, as appropriate, from the requirement to prepare a valuation in connection with any Subsequent Acquisition Transaction.
      Depending on the nature and terms of the Subsequent Acquisition Transaction, the provisions of the CBCA may require the approval of at least 66 2/3% of the votes cast by holders of the outstanding Common Shares at a meeting duly called and held for the purpose of approving a Subsequent Acquisition Transaction. Rule 61-501 and Policy Q-27 would in effect also require that, in addition to any other required security holder approval, in order to complete a Going Private Transaction, the approval of a simple majority of the votes cast by “minority” holders of the Ordinary Shares must be obtained unless an exemption is available or discretionary relief is granted by the OSC and the AMF. In relation to any Subsequent Acquisition Transaction, the “minority” holders will be, subject to any available exemption or discretionary relief granted by the OSC and the AMF as required, all Shareholders other than the Offeror, any “interested party” or any person or company who is a “related party” of the Offeror or an “interested party” for purposes of OSC Rule 61-501 and Policy Q-27, including any director or senior officer of the Offeror, any Associate, Affiliate or insider of the Offeror or any of their directors or senior officers or any person or company acting jointly or in concert with any of the foregoing. Rule 61-501 and Policy Q-27 also provide that the Offeror may treat Common

Shares acquired pursuant to the Offer as “minority” shares and to vote them, or to consider them voted, in favour of a Subsequent Acquisition Transaction that is a Going Private Transaction if the consideration for each security in the Subsequent Acquisition Transaction is at least equal in value to and in the same form as the consideration paid pursuant to the Offer. The Offeror currently intends that the consideration offered under any Subsequent Acquisition Transaction proposed by it would be the same cash price as the price offered under the Offer and the Offeror intends to cause Common Shares acquired pursuant to the Offer to be voted in favour of such transaction.
      In addition, under Rule 61-501 and Policy Q-27, if, following the Offer, the Offeror and its Affiliates are the registered holders of 90% or more of the Common Shares at the time the Subsequent Acquisition Transaction is initiated, the requirement for minority approval would not apply to the transaction if an enforceable right to dissent and seek fair value or a substantially equivalent right is made available to the minority shareholders.
      If the Offeror decides not to effect a Compulsory Acquisition or propose a Subsequent Acquisition Transaction involving the Company, or proposes a Subsequent Acquisition Transaction but cannot promptly obtain any required approval or exemption, the Offeror will evaluate its other alternatives. Such alternatives could include, to the extent permitted by applicable law, purchasing additional Common Securities in the open market, in privately negotiated transactions, in another take-over bid or exchange offer or otherwise, or from the Company, or taking no further action to acquire additional Common Securities. Any additional purchases of Common Securities could be at a price greater than, equal to or less than the price to be paid for Common Securities under the Offer and could be for cash and/or securities or other consideration. Alternatively, the Offeror may sell or otherwise dispose of any or all Common Securities acquired pursuant to the Offer or otherwise. Such transactions may be effected on terms and at prices then determined by the Offeror, which may vary from the terms and the price paid for Common Securities under the Offer.
      Any Subsequent Acquisition Transaction may also result in Shareholders, under Section 190 of the CBCA, having the right to dissent and demand payment of the fair value of their Common Shares. If the statutory procedures are complied with, this right could lead to a judicial determination of the fair value required to be paid to such dissenting shareholders for their Common Shares. The fair value of Common Shares so determined could be more or less than the amount paid per Common Share pursuant to the Subsequent Acquisition Transaction or the Offer.
      The tax consequences to a Shareholder of a Subsequent Acquisition Transaction may differ from the tax consequences to such Shareholder accepting the Offer as described in Section 15 of this Circular, “Certain Canadian Federal Income Tax Considerations”. Shareholders should consult their legal advisors for a determination of their legal rights with respect to a Subsequent Acquisition Transaction if and when proposed.
Judicial Developments
      Prior to the adoption of OSC Rule 61-501 (or its predecessor, OSC Policy 9.1) and Policy Q-27, Canadian courts had in a few instances, granted preliminary injunctions to prohibit transactions involving Going Private Transactions. The trend both in legislation and in Canadian jurisprudence has been towards permitting Going Private Transactions to proceed subject to compliance with procedures designed to ensure substantive fairness to the minority shareholders. Shareholders should consult their legal advisors for a determination of their legal rights.

5.	Source of Funds
      The Offeror estimates that if it acquires all of the Common Securities pursuant to the Offer, the total cash amount required to purchase such securities will be approximately $1.1 billion. Constellation has obtained a commitment from financial institutions to fund the Offer. The commitment is subject to conditions usual in commercial lending transactions.

6.	Beneficial Ownership of and Trading in Securities
      Except for 1,000 Common Shares beneficially owned by Constellation, none of the Offeror or any director or senior officer of the Offeror and to the knowledge of the directors and senior officers of the Offeror, after reasonable enquiry, any Associate of the directors or senior officers of the Offeror, any person holding more than 10% of any class of equity securities of the Offeror, or any person acting jointly or in concert with the Offeror, beneficially owns or exercises control or direction over any of the securities of the Company.
      Except for 1,000 Common Shares acquired by Constellation at a price per share of US$30.97 on October 6, 2005, neither the Offeror nor, to the knowledge of the directors and senior officers of the Offeror after reasonable enquiry, any of the Persons referred to above, has traded in any securities of the Company during the twelve months preceding the date hereof.

7.	Price Range and Trading Volume of Common Shares
      The Common Shares are listed and posted for trading on the TSX. The TSX is the principal market for the Common Shares. The following table sets forth, for the periods indicated, the high and low sales prices of the Common Shares and the volume of trading on the TSX, according to published sources:
The Toronto Stock Exchange

	High	Low	Volume

	($)	($)	(in thousands)
2004
August	33.80	30.25	1,195
September	31.65	30.13	891
October	32.30	30.28	1,018
November	32.40	31.02	1,390
December	35.74	30.55	1,030
2005
January	36.78	31.00	4,157
February	33.04	31.62	3,752
March	33.00	29.50	2,040
April	30.94	27.00	1,674
May	29.80	27.01	1,183
June	31.45	28.00	1,573
July	31.00	28.00	1,249
August	28.89	22.65	6,595
September	37.00	22.02	20,536
October (1-18)	36.73	34.28	4,027
      After the close of business on September 27, 2005, Constellation announced that it had made a proposal to acquire all of the issued and outstanding Common Shares of the Company at a price of $31.00 per share.
      The purchase price payable under the Offer represents a 32.1% premium over the closing trading price of the Common Shares of $23.47 on the TSX on September  27, 2005, the last day during which the Common Shares were traded prior to announcement of Constellation’s proposal, and a 34.7% premium to the average closing price of the Common Shares of $23.02 on the TSX for the 20-day-trading period ending on that date.
      On October 18, 2005, prior to the announcement of the Offeror’s intention to make the Offer, the closing price of the Common Shares on the TSX was $34.28.

8.	Dividend and Dividend Policy
      The Company does not currently pay dividends on its Common Shares and intends that future earnings be reinvested in the business. Any future determination to pay dividends will be at the discretion of its Board of Directors and will depend upon its financial condition, results of operations, capital requirements and such other factors as its Board of Directors deems relevant.

9.	Previous Distributions of Common Shares
      Based on publicly available information, the Company has completed the following distributions of Common Shares in the five (5) years prior to the date hereof excluding Common Shares distributed pursuant to the exercise of employee stock option, warrants and conversion rights:

	Number of	Purchase
Date of Distribution	Common Shares	Price

August 21, 2001	7,120,000	$14.75
February 27, 2002	5,325,000	$22.55
February 12, 2004	6,037,500	$28.65

10.	Effect of the Offer on the Market for Common Shares; Stock Exchange Listings and Quotations; and Public Disclosure by the Company
Market for the Shares
      The purchase of the Common Shares by the Offeror pursuant to the Offer will reduce the number of Common Shares that might otherwise trade publicly and will reduce the number of holders of Common Shares and, depending on the number of Common Shares acquired by the Offeror, could adversely affect the liquidity and market value of any remaining Common Shares held by the public.
Listings and Quotations
      The rules and regulations of the TSX establish certain criteria which, if not met, could lead to the delisting of the Common Shares from such exchange. Among such criteria are the number of Shareholders, the number of Common Shares publicly held and the aggregate market value of Common Shares publicly held. Depending upon the number of Common Shares purchased pursuant to the Offer, it is possible that the Common Shares would fail to meet these criteria for continued listing on such exchange. If permitted by applicable law, subsequent to completion of the Offer or a Compulsory Acquisition or any Subsequent Acquisition Transaction, if necessary, the Offeror intends to apply to delist the Common Shares from the TSX. If the Common Shares are delisted from the TSX, the extent of the public market for the Common Shares and the availability of price or other quotations would depend upon the number of Shareholders, the number of Common Shares publicly held and the aggregate market value of the Common Shares remaining at such time, the interest in maintaining a market in Common Shares on the part of securities firms, whether the Offeror remains subject to public reporting requirements in Canada and other factors.
Public Disclosure by the Company
      After the purchase of the Common Shares under the Offer, the Company may cease to be subject to the public reporting and proxy solicitation requirements of the CBCA and the securities laws of certain provinces of Canada. Furthermore, it may be possible for the Company to request the elimination of the public reporting requirements of any province where a small number of Shareholders reside. If permitted by applicable law, subsequent to the completion of the Offer or a Compulsory Acquisition or any Subsequent Acquisition Transaction, if there are fewer than fifteen securityholders of the Company in any province, the Offeror intends to cause the Company to cease to be a reporting issuer under the securities laws of each such province.

11.	Commitments to Acquire Equity Shares
      Neither the Offeror nor any of the directors or senior officers of the Offeror, nor, to the knowledge of the directors and senior officers of the Offeror after reasonable enquiry, any Associate of any director or senior officer of the Offeror, any person or company holding more than 10% of any class of equity securities of the Offeror or any person acting jointly or in concert with the Offeror, has entered into any commitments to acquire any securities of the Company.

12.	Arrangements, Agreements or Understandings
      There are no arrangements or agreements made or proposed to be made between the Offeror and any of the directors or senior officers of the Company and no payments or other benefits are proposed to be made or given by the Offeror by way of compensation for loss of office or as to such directors or senior officers remaining in or retiring from office if the Offer is successful.

13.	Summary of Poison Pill
      On September 28, 2005, the Board of Directors of the Company adopted a shareholder rights plan. Set out below is a description of the Poison Pill based on public documents filed by the Company with the Canadian securities regulatory authority.
      The Poison Pill Rights issued under the Poison Pill attach to and trade with the Common Shares and no separate certificates will be issued unless an event triggering these rights occurs. Certificates evidencing Common Shares will be legended to reflect that they evidence the Poison Pill Rights until the Separation Time (as defined below).
      The Poison Pill Rights will separate from the Common Shares (the “Separation Time”) and be transferable, trade separately from the Common Shares and become exercisable only when a person, including any party related to or acting jointly or in concert with such person, acquires, or announces its intention to acquire beneficial ownership of 20% or more of (i) the Company’s then outstanding Common Shares or (ii) its then outstanding Common Shares alone, in either case without complying with the “permitted bid” provisions of the plan (as summarized below), or without the approval of the Company’s Board of Directors. Should such an acquisition occur, each right would entitle its holder, other than the acquiring person or persons related to or acting jointly or in concert with such person, to purchase additional Common Shares of the Company at a 50% discount to the then current market price. The acquisition by any person (an “Acquiring Person”) of 20% or more of the Company’s Common Shares, other than by way of a permitted bid, is referred to as a “Flip-in-Event”. Any rights held by an Acquiring Person will become void upon the occurrence of a Flip-in Event.
      A “permitted bid” is a bid made to all holders of Common Shares that is open for not less than 60 days and that contains an irrevocable provision that any Common Shares deposited may be withdrawn at any time prior to the close of business on such 60th day. If, at the end of such 60-day period, more than 50% of the Company’s then outstanding Common Shares, other than those securities owned by the party making the bid and certain related persons, have been deposited or tendered, such party may take up and pay for the Common Shares but must extend the bid for a further 10 business days to allow other shareholders to tender.
      The Company will be entitled (i) to waive the application of the Poison Pill to enable a particular take-over bid to proceed and (ii) with the prior approval of the holders of Common Shares or Poison Pill Rights, to redeem the Poison Pill Rights for normal consideration at any time prior to a Flip-in Event.
      The Offer is not a permitted bid as described in the Poison Pill because it is not currently open for acceptance for 60 days from the date of mailing. The Offeror believes that at the Expiry Time the Company and its Board of Directors and Shareholders will have had more than adequate time to fully consider the Offer and any available alternative transactions and to determine to deposit their Common Shares under the Offer.
      It is a condition of the Offer that (i) the Board of Directors of the Company shall have redeemed all outstanding Poison Pill Rights or waived the application of the Poison Pill to the purchase of Common Shares under the Offer, a Compulsory Acquisition and any Subsequent Acquisition Transaction; (ii) the Poison Pill does not and will not materially adversely affect the Offer or the Offeror either before, or upon consummation of, the Offer or a Compulsory Acquisition or any Subsequent Acquisition Transaction or otherwise make it inadvisable for the Offeror to proceed with the Offer and/or with taking up and paying for Common Shares deposited under the Offer or completing a Compulsory Acquisition or Subsequent Acquisition Transaction; (iii) a cease trade order or an injunction from the applicable regulatory authorities or a court of competent jurisdiction shall have been issued that has the effect of prohibiting or preventing the exercise of the Poison Pill Rights or the issue of Common Shares upon the exercise of the Poison Pill Rights in relation to the Offer, a Compulsory Acquisition or any Subsequent Acquisition Transaction, which cease trading order or injunction shall be in full force and effect; or (iv) a court of competent jurisdiction shall have made a final and binding order that the Poison Pill Rights are illegal, invalid, of no force of effect or may not be exercised in relation to the Offer, a Compulsory Acquisition or any Subsequent Acquisition Transaction.

14.	Regulatory Matters
Competition Act
      The Competition Act requires a pre-merger notification to the Commissioner for transactions that exceed certain financial thresholds and, in case of share acquisitions, that exceed an additional voting interest threshold. Specifically, pre-merger notification is generally required for transactions in respect of which (a) the parties and their Affiliates, in aggregate, have assets in Canada, or annual gross revenues from sales in, from or into Canada, in excess of

$400 million and (b) there is a direct or indirect acquisition of assets of an operating business in Canada or a voting interest in a corporation that carries on an operating business in Canada, of which the value of the Canadian assets, or the annual gross revenues from sales in or from Canada generated from such assets, exceeds $50 million. In the case of an acquisition of voting shares of a corporation that has publicly-traded voting shares, the transaction must also result in the acquiror, or acquirors, together with its or their Affiliates, owning voting shares which carry more than 20% of the outstanding votes attached to all outstanding voting shares of the corporation (or more than 50% if the acquiror(s) already hold(s) 20% or more).
      If a transaction is subject to pre-merger notification, a pre-merger filing must be submitted to the Commissioner and a waiting period must expire or be waived by the Commissioner before the proposed transaction may be completed. The Offeror may choose to file either a short form (generally with a 14-day waiting period) or a long form (with a 42-day waiting period). However, if it files a short form, the Commissioner may, within 14 days, require a long form to be filed, in which case the proposed transaction generally may not be completed until 42 days after the Offeror files a long form.
      Upon receipt of a pre-merger notification from the Offeror, the Commissioner is required immediately to notify the Company that the Commissioner has received from the Offeror the prescribed short form information or prescribed long form information, as the case may be. The Company is required by the Competition Act to supply the Commissioner with the prescribed short form information within 10 days after being so notified or the prescribed long form information within 20 days after being so notified, as the case may be.
      The Commissioner’s review of a transaction may take less than or longer than the statutory waiting period, depending upon whether the transaction is classified by the Commissioner as non-complex, complex or very complex. Where the Commissioner completes her review of a notifiable transaction prior to the expiry of the applicable statutory waiting period and notifies the notifying parties that she does not, at that time, intend to make an application under Section 92 of the Competition Act in respect of the proposed transaction, the statutory waiting period terminates.
      Whether or not a pre-merger filing is required, the Commissioner may apply to the Competition Tribunal, a specialized tribunal empowered to deal with certain matters under the Competition Act, with respect to a “merger” (as defined in the Competition Act) and, if the Competition Tribunal finds that the merger is likely to prevent or lessen competition substantially, it may order that the merger not proceed or, in the event that the merger has been completed, order its dissolution or the disposition of some of the assets or shares involved. The Competition Tribunal also may issue an interim order under the Competition Act prohibiting the completion of the merger for a period of up to 30 days where (a) the Commissioner has certified that an inquiry is being made under paragraph 10(1)(b) of the Competition Act in connection with the merger and that in her opinion more time is required to complete the inquiry, and (b) the Competition Tribunal finds that, in the absence of an interim order, a party to the merger or any other person is likely to take an action that would substantially impair the ability of the Competition Tribunal to remedy the effect of the merger on competition under Section 92 of the Competition Act because that action would be difficult to reverse. The duration of such interim orders may be extended for an additional period of up to 30 days where the Competition Tribunal finds that the Commissioner is unable to complete her inquiry because of circumstances beyond her control.
      The Commissioner may, upon request, issue an advance ruling certificate (“ARC”), where she is satisfied that she would not have sufficient grounds on which to apply to the Competition Tribunal under the merger provisions of the Competition Act. If the Commissioner issues an ARC in respect of a proposed transaction, that transaction is exempt from the pre-merger notification provisions. In addition, if the transaction to which the ARC relates is substantially completed within one (1) year after the ARC is issued, the Commissioner cannot seek an order of the Competition Tribunal under the merger provisions of the Competition Act in respect of the transaction solely on the basis of information that is the same or substantially the same as the information on the basis of which the ARC was issued. Alternatively, the Commissioner may issue a “no action” letter following a notification or an application for an ARC, indicating that she is of the view that grounds do not then exist to initiate proceedings before the Competition Tribunal under the merger provisions of the Competition Act with respect to the proposed transaction, while preserving, during the three (3) years following completion of the proposed transaction, her authority to so initiate proceedings should circumstances change.
      The purchase of Common Shares pursuant to the Offer requires pre-merger notification to the Commissioner and the Offeror’s acquisition of control of the Company would be a “merger” for the purposes of the merger provisions of the Competition Act. The Offeror will request an ARC or a “no action” letter.

      The Offeror does not currently intend to take up or pay for Common Shares deposited pursuant to the Offer unless all applicable waiting periods under the Competition Act and any extensions thereof have expired or been waived without restraint or challenge and the Commissioner shall have issued a “no action” letter or the Commissioner shall have issued an ARC in respect of the acquisition of the Common Shares by the Offeror.
      Based upon an examination of publicly available information relating to the business in which the Company and its Subsidiaries are engaged, the Offeror does not believe that any action, other than the pre-merger notification filing and/or a request for an ARC or a “no action” letter, would be required by the Offeror in connection with the Offer under the Competition Act or that the Competition Tribunal would have grounds to issue an order of the type referred to above. Nevertheless, there can be no assurance that a challenge to the Offer on Canadian competition grounds will not be made or, if such challenge is made, of the results as described in Section 4 of the Offer to Purchase, “Conditions of the Offer”.
Investment Canada Act
      Under the Investment Canada Act, certain transactions involving the acquisition of control by a non-Canadian of a Canadian business with assets that exceed the prescribed monetary threshold (the “Monetary Threshold”) are subject to review and cannot be implemented unless the Minister responsible for the Investment Canada Act is satisfied that the acquisition is likely to be of net benefit to Canada. Where a transaction is subject to the review requirement (a “Reviewable Transaction”), an application for review must be filed with the Investment Review Division of Industry Canada (the “IRD”) prior to the implementation of the Reviewable Transaction. The Minister of Industry is then required to determine whether the Reviewable Transaction is likely to be of net benefit to Canada.
      The prescribed assessment factors to be considered by the responsible Minister include, among other things, the effect of the investment on the level and nature of economic activity in Canada (including the effect on employment, resource processing, utilization of Canadian products and services and exports), the degree and significance of participation by Canadians in the acquired business, the effect of the investment on productivity, industrial efficiency, technological development, product innovation and product variety in Canada, the effect of the investment on competition within any industry in Canada, the compatibility of the investment with national industrial, economic and cultural policies (taking into consideration corresponding provincial policies) and the contribution of the investment to Canada’s ability to compete in world markets.
      The Investment Canada Act contemplates an initial review period of 45 days after filing. However, if the responsible Minister has not completed the review by that date, the responsible Minister may unilaterally extend the review period by up to 30 days (or such longer period as may be agreed to by the applicant) to permit completion of the review. In determining whether a Reviewable Transaction is of net benefit to Canada, the responsible Minister can take into account, among other things, the previously noted factors specified in the Investment Canada Act, as well as any written undertakings that may be given by the applicant. The IRD has not published a policy that specifically addresses the scope of undertakings. If a Reviewable Transaction is determined not to be of net benefit to Canada, it may not be implemented.
      As the acquisition of control of the Company contemplated by the Offer exceeds the Monetary Threshold and is a Reviewable Transaction, the Offeror will file an application for review under the Investment Canada Act with the IRD.
Hart-Scott-Rodino Antitrust Improvements Act of 1976 (United States)
      Under the HSR Act certain acquisition transactions may not be consummated until certain information and documentary materials have been furnished to the Antitrust Division of the United States Department of Justice (the “Antitrust Division”) and the United States Federal Trade Commission (the “FTC”) and the applicable waiting period has expired or been terminated. The acquisition of Common Shares pursuant to the Offer is subject to the HSR Act and the Offeror intends to file a Pre-merger Notification and Report Form with the Antitrust Division and the FTC in connection with the Offer (the “HSR Filing”).
      The Offeror intends to file with the FTC and the Antitrust Division a Pre-merger Notification and Report Form in connection with the purchase of Common Shares pursuant to the Offer. Under the provisions of the HSR Act applicable to the Offer, the purchase of Common Shares pursuant to the Offer may not be consummated until the expiration of a 15-day waiting period following the filing by the Offeror, unless the last day of the waiting period ends on a Saturday, Sunday or legal holiday, in which case the waiting period will continue until the next business day. Accordingly, the waiting period under the HSR Act applicable to such purchases of Common Shares pursuant to the Offer should expire prior to the Expiry Time, unless such waiting period is extended by a request from the FTC or the Antitrust Division for additional information or documentary material prior to the expiration of the waiting period. Pursuant to the HSR Act, the Offeror will request early termination of the waiting period applicable to the Offer. There can be no assurance, however, that the 15-day HSR Act waiting period will be terminated early. If, however, either the FTC or the Antitrust Division were to request additional information or documentary material from the Offeror, the waiting period would expire at 11:59 p.m., New York City time, on the 10th calendar day after the date of substantial compliance by the Offeror with such request, such 10th calendar day is a Saturday, Sunday or legal holiday, in which case the waiting period would expire on the next business day. If the acquisition of Common Shares is delayed pursuant to a request by the FTC or the Antitrust Division for additional information or documentary material pursuant to the HSR Act, the Offer may, but need not, be extended and, in any event, the purchase of and payment for Common Shares will be deferred until 10 days after the request is substantially complied with, unless the waiting period is sooner terminated by the FTC and the Antitrust Division. Only one extension of such waiting period pursuant to a request for additional information is authorized by the HSR Act, except by court order. Any extension of the waiting period will not give rise to any withdrawal rights not otherwise provided for by applicable law. Although the Company is required to file certain information and documentary material with the Antitrust Division and the FTC in connection with the Offer, neither the Company’s failure to make such filings nor a request from the Antitrust Division or the FTC for additional information or documentary material made to the Company will extend the waiting period.
      The FTC and the Antitrust Division frequently scrutinize the legality under the antitrust laws of transactions such as the proposed acquisition of Common Shares by the Offeror pursuant to the Offer. At any time before or after the purchase by the Offeror of Common Shares pursuant to the Offer, either the FTC or the Antitrust Division could take such action under United States antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the purchase of Common Shares pursuant to the Offer or seeking the divestiture of Common Shares purchased by the Offeror or the divestiture of substantial assets of the Offeror, its Subsidiaries or the Company. Private parties (including individual States) also may seek to take legal action under United States antitrust laws under certain circumstances.
      Based upon an examination of publicly available information relating to the businesses in which the Company and its Subsidiaries are engaged, the Offeror believes that the Offer will not violate the antitrust laws. Nevertheless, there can be no assurance that a challenge to the Offer will not be made or, if such a challenge is made, what the outcome will be as described in Section 4 of the Offer to Purchase, “Conditions of the Offer”.

15.	Certain Canadian Federal Income Tax Considerations
      The following is a general summary of the principal Canadian federal income tax considerations under the Tax Act generally applicable to a Shareholder who sells Common Shares pursuant to the Offer or otherwise disposes of Common Shares pursuant to certain transactions described under Section 4 of this Circular, “Acquisition of Common Shares Not Deposited”.
      This summary is based on the current provisions of the Tax Act, the regulations thereunder, and counsel’s understanding of the current published administrative practices of the Canada Revenue Agency (“CRA”) published in writing prior to the date hereof. This summary takes into account all specific proposals to amend the Tax Act and the regulations publicly announced by the Minister of Finance (Canada) prior to the date hereof, although there is no certainty that such proposals will be enacted in the form proposed, if at all. The summary does not otherwise take into account or anticipate any changes in law, whether by judicial, governmental or legislative decision or action or changes in administrative practices of the CRA, nor does it take into account provincial, territorial or foreign income tax legislation or considerations. This summary does not address all issues relevant to Shareholders who acquired their Common Shares on the exercise of an employee stock option. Such Shareholders should consult their own tax advisors.
      This summary is not exhaustive of all Canadian federal income tax considerations. This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Shareholder. Accordingly, Shareholders should consult their own tax advisors with respect to their own particular circumstances.
Shareholders Resident in Canada
      The following portion of the summary is generally applicable to a Shareholder who, at all relevant times, for purposes of the Tax Act is, or is deemed to be, resident in Canada, deals at arm’s length with the Company and the

Offeror, is not affiliated with the Company or the Offeror, and holds the Common Shares as capital property (a “Resident Shareholder”). The Common Shares will generally be considered capital property to a Resident Shareholder unless the Resident Shareholder holds the Common Shares in the course of carrying on business, or the Resident Shareholder has acquired them in a transaction or transactions considered to be an adventure in the nature of trade. Certain Resident Shareholders whose Common Shares might not otherwise qualify as capital property may, in certain circumstances, be entitled to have the Common Shares and all other “Canadian Securities” as defined in the Tax Act owned by such Resident Shareholder in the taxation year in which the election is made, and in all subsequent taxation years deemed to be capital property by making the irrevocable election permitted by subsection 39(4) of the Tax Act. This portion of the summary is not applicable to a Shareholder that is a “specified financial institution” or to a Shareholder or interest which is a “tax shelter investment”, as defined in the Tax Act, or for purposes of certain rules applicable to securities held by financial institutions (referred to as the “mark-to-market” rules) as defined in the Tax Act. Such Shareholders should consult their own tax advisors.
Sale Pursuant to the Offer
      A Resident Shareholder who disposes of Common Shares pursuant to the Offer will realize a capital gain (or capital loss) equal to the amount by which the proceeds of disposition exceed (or are less than) the adjusted cost base of the Common Shares to the Resident Shareholder and any reasonable expenses incurred by the Resident Shareholder for the purpose of the disposition.
      A Resident Shareholder will be required to include one-half of the amount of any resulting capital gain (a “taxable capital gain”) in income, and subject to and in accordance with the provisions of the Tax Act, will be required to deduct one-half of the amount of any resulting capital loss (an “allowable capital loss”) against taxable capital gains realized in the year of disposition. Allowable capital losses not deducted in the taxation year in which they are realized may be carried back up to three (3) taxation years or forwarded indefinitely and deducted against net taxable capital gains realized in such years, to the extent and under the circumstances specified in the Tax Act. Any such capital loss realized by a Resident Shareholder that is a corporation resulting from the disposition of Common Shares may, in certain circumstances, be reduced by the amount of certain dividends previously received or deemed to have been received by it on such shares, to the extent and under the circumstances described in the Tax Act. Similar rules may apply where a Common Share is owned by a partnership or trust of which a corporation, trust or partnership is a member or beneficiary.
      A Resident Shareholder that is throughout the year a “Canadian-controlled private corporation” (as defined in the Tax Act) may be liable to pay an additional 6 2/3% refundable tax on certain investment income, including taxable capital gains realized and dividends received or deemed to be received in respect of the Common Shares (but not dividends or deemed dividends that are deductible in computing taxable income).
      Capital gains realized by an individual or a trust, other than certain specified trusts, may be subject to alternative minimum tax. Resident Shareholders should consult their own tax advisors with respect to alternative minimum tax provisions.
Compulsory Acquisition of Common Shares
      As described under Section 4 of this Circular, “Acquisition of Common Shares Not Deposited — Compulsory Acquisition”, the Offeror may, in certain circumstances, acquire Common Shares not deposited under the Offer pursuant to statutory rights of purchase under the CBCA. The tax consequences to a Resident Shareholder of a disposition of Common Shares in such circumstances generally will be as described above under Section 15 of this Circular, “Certain Canadian Federal Income Tax Considerations — Sale Pursuant to the Offer”.
      A Resident Shareholder who dissents in a compulsory acquisition and elects to receive the fair value for the holder’s Common Shares will be considered to have disposed of the Common Shares for proceeds of disposition equal to the amount received by the Resident Shareholder less the amount of interest awarded by the Court and will realize a capital gain (or a capital loss) in the manner, and subject to the treatment described above under Section 15 of this Circular, “Certain Canadian Federal Income Tax Considerations — Sale Pursuant to the Offer”. Any interest awarded to the Resident Shareholder by the Court will be included in the Resident Shareholder’s income for the purposes of the Tax Act.

Subsequent Acquisition Transaction
      As described under Section 4 of this Circular, “Acquisition of Common Shares Not Deposited — Subsequent Acquisition Transaction”, if the Offeror does not acquire all of the Common Shares pursuant to the Offer or by means of a compulsory acquisition, the Offeror may propose other means of acquiring the remaining issued and outstanding Common Shares. As described under Section 4 of this Circular, “Acquisition of Common Shares Not Deposited — Subsequent Acquisition Transaction”, it is the Offeror’s current intention that the consideration offered under any Subsequent Acquisition Transaction would be identical to the consideration offered under the Offer. The tax treatment of a Subsequent Acquisition Transaction to a Resident Shareholder will depend upon the exact manner in which the Subsequent Acquisition Transaction is carried out. Resident Shareholders should consult their own tax advisors for advice with respect to the income tax consequences to them of having their Common Shares acquired pursuant to a Subsequent Acquisition Transaction.
      A Subsequent Acquisition Transaction could be implemented by means of an amalgamation of the Company with the Offeror, and/or one or more of its Affiliates, pursuant to which Resident Shareholders who have not tendered their Common Shares under the Offer would have their Common Shares converted on the amalgamation for redeemable preference shares of the amalgamated corporation (“Redeemable Shares”) which would then be immediately redeemed for cash. Such a holder would not realize a capital gain or capital loss as a result of the conversion, and the adjusted cost of the Redeemable Shares received would be the aggregate of the adjusted cost base of the Common Shares to the Resident Shareholder immediately before the amalgamation. Upon the redemption of the Redeemable Shares, such Resident Shareholder thereof would be deemed to have received a dividend (subject to the potential application of subsection 55(2) of the Tax Act to the holders of such shares that are corporations as discussed below) equal to the amount by which the redemption price of the Redeemable Shares exceeds their paid-up capital for purposes of the Tax Act. The difference between the redemption price and the amount of the deemed dividend would be treated as proceeds of disposition of such shares for purposes of computing any capital gain or capital loss arising on the redemption of such shares. The computation and tax consequences of any such capital gain or capital loss would be generally as described under sale pursuant to the Offer.
      Subsection 55(2) of the Tax Act provides that where a Resident Shareholder that is a corporation is deemed to receive a dividend, in certain circumstances, the deemed dividend may be treated as proceeds of disposition of the Redeemable Shares for the purpose of computing the Resident Shareholder’s capital gain. Accordingly, corporate Resident Shareholders should consult their own tax advisors for specific advice with respect to the potential application of this provision. Subject to the potential application of this provision, dividends deemed to be received by a corporation as a result of the redemption of the Redeemable Shares will be included in computing income, but normally will also be deductible in computing its taxable income.
      A Resident Shareholder that is a “private corporation” or a “subject corporation” (as such terms are defined in the Tax Act) may be liable under Part IV of the Tax Act to pay a refundable tax of 33 1/3% on dividends deemed to be received on the Redeemable Shares to the extent that such dividends are deductible in computing such corporation’s taxable income.
      In the case of a Resident Shareholder who is an individual, dividends deemed to be received as a result of the redemption of the Redeemable Shares will be included in computing the Resident Shareholder’s income, and (other than in the case of certain trusts) will be subject to the gross-up and dividend tax credit rules normally applicable to taxable dividends received from a taxable Canadian corporation.
      Under the current administrative practice of the CRA, Resident Shareholders who exercise their right of dissent in respect of an amalgamation should be considered to have disposed of their Common Shares for proceeds of disposition equal to the amount paid by the amalgamated corporation to the dissenting Resident Shareholder therefore, other than interest awarded by the court. Because of uncertainties under the relevant corporate legislation as to whether such amounts paid to a dissenting Resident Shareholder would be treated entirely as proceeds of disposition, or in part as the payment of a deemed dividend, dissenting Resident Shareholders should consult with their own tax advisors in this regard. Any interest awarded to the Resident Shareholders will be required to be included in the Residents Shareholders’ income for purposes of the Tax Act.
      As an alternative to the amalgamation discussed herein, the Offeror may propose an arrangement, consolidation, capital reorganization, reclassification, continuance or other transaction, the tax consequences of which may differ from those arising on the sale of Common Shares under an Offer or an amalgamation involving the Company. No opinion is expressed herein as to the tax consequences of any such transaction to a Resident Shareholder.
Shareholders Not Resident in Canada
      The following portion of the summary is generally applicable to a Shareholder who at all relevant times, for purposes of the Tax Act and any applicable income tax treaty, is not resident, nor deemed to be resident, in Canada, deals at arm’s length with the Company and the Offeror, is not affiliated with the Company or the Offeror, holds Common Shares as capital property and does not use or hold, and is not deemed to use or hold, the Common Shares in connection with carrying on a business in Canada (a “Non-resident Shareholder”). Special rules, which are not discussed in this summary, may apply to a non-Canadian Shareholder that is an insurer that carries on an insurance business in Canada and elsewhere.
      A Non-resident Shareholder of Common Shares that do not constitute “taxable Canadian property” will not be subject to tax under the Tax Act on any capital gain realized on a disposition of Common Shares to the Offeror under the Offer. Generally, Common Shares will not constitute taxable Canadian property to a Non-resident Shareholder at a particular time, provided that such Common Shares are listed on a prescribed stock exchange (which currently includes the TSX) at that time and, provided that at no time during the five-year period immediately preceding the disposition, the Non-resident Shareholder, persons with whom the Non-resident Shareholder does not deal at arm’s length, or the Non-resident Shareholder together with such persons, owned 25% or more of the shares of any class or series of the Company. For this purpose, a person will be considered to own any share in respect of which such person has an interest or option or other right to acquire. Common Shares may also be deemed to constitute taxable Canadian property in certain circumstances under the Tax Act. A Non-resident Shareholder’s capital gain (or capital loss) in respect of Common Shares that constitute or are deemed to constitute taxable Canadian property (and are not “treaty-protected property”) will generally be computed in the manner described above under Section 15 of this Circular, “Certain Canadian Federal Income Tax Considerations — Shareholders Resident in Canada — Sale Pursuant to the Offer”.
      Even if the Common Shares are taxable Canadian property to a Non-resident Shareholder, a taxable capital gain or an allowable capital loss resulting from the disposition of the Common Shares will not be included in computing the non-resident Shareholders income for the purposes of the Act if the Common Shares constitute “treaty-protected property”. Common Shares owned by a Non-resident Shareholder will generally be treaty-protected property if the gain from the disposition of such property would, because of an applicable income tax treaty, be exempt from tax under the Tax Act.
Compulsory Acquisition
      A Non-resident Shareholder whose Common Shares do not constitute “taxable Canadian property” will not be subject to tax under the Tax Act in respect of any capital gain realized on the disposition of Common Shares pursuant to the Offeror’s statutory rights of purchase described under Section 4 of this Circular, “Acquisition of Common Shares Not Deposited — Compulsory Acquisition”. Where interest is paid or credited to a Non-resident Shareholder in connection with the exercise of dissent rights under a compulsory acquisition, such amount will be subject to Canadian withholding tax under the Tax Act at the rate of 25%. Such rate of withholding may be reduced under the provisions of an applicable tax treaty between Canada and the country in which the Non-resident Shareholder is resident. Where the Non-resident Shareholder is a U.S. resident entitled to benefits under the Canada-US Income Tax Convention (1980) and is the beneficial owner of the interest, the applicable rate of Canadian withholding tax is generally reduced to 10%. In addition, if the Common Shares are not listed on a prescribed stock exchange at the time of disposition, the notification and withholding provisions of Section 116 of the Tax Act will apply to the Non-resident Shareholder. Non-resident Shareholders whose Common Shares are being compulsorily acquired should consult their own tax advisors for advice having regard to their particular circumstances.
Subsequent Acquisition Transaction
      As described under Section 4 of this Circular, “Acquisition of Common Shares Not Deposited — Subsequent Acquisition Transaction”, if the Offeror does not acquire all of the Common Shares pursuant to the Offer or by means of a Compulsory Acquisition, the Offeror may propose other means of acquiring the remaining issued and outstanding Common Shares. As described under Section 4 of this Circular, “Acquisition of Common Shares Not Deposited — Subsequent Acquisition Transaction”, it is the Offeror’s current intention that the consideration offered under any

Subsequent Acquisition Transaction would be identical to the consideration offered under the Offer. The tax treatment of a Subsequent Acquisition Transaction to a Non-resident Shareholder will depend upon the exact manner in which the Subsequent Acquisition Transaction is carried out. A Non-resident Shareholder may realize a capital gain or a capital loss and/or a deemed dividend. Whether or not a Non-resident Shareholder would be subject to income tax under the Tax Act on any such capital gain would depend on whether the Common Shares are “taxable Canadian property” to the Non-resident Shareholder for purposes of the Tax Act or the Non-resident Shareholder is entitled to relief under an applicable income tax convention. Dividends paid or deemed to be paid or credited to a Non-resident Shareholder will be subject to Canadian withholding tax at a rate of 25%. Such rate may be reduced under the provisions of an applicable income tax treaty between Canada and the country in which the Non-resident Shareholder is resident. Non-resident Shareholders should consult their own tax advisors for advice with respect to the potential income tax consequences to them of having their Common Shares acquired pursuant to such a transaction. Where the Non-resident Shareholder is a U.S. resident entitled to benefits under the Canada-U.S. Income Tax Convention (1980) and is the beneficial owner of the dividends, the applicable rate of Canadian withholding tax is generally reduced to 15%.

16.	Material Changes and Other Information
Delisting of Common Shares
      As noted above under “Effect of the Offer on the Market for Common Shares; Stock Exchange Listing and Quotations; and Public Disclosure by the Company”, Common Shares may cease to be listed on the TSX following the completion of the Offer. Non-resident Shareholders are cautioned that if the Common Shares are not listed on a prescribed stock exchange at the time they are disposed of: (1) the Common Shares will be taxable Canadian property to the Non-resident Shareholder; (2) the Non-resident Shareholder may be subject to income tax under the Tax Act in respect of any capital gain realized on such disposition, subject to any relief under an applicable income tax convention between Canada and the country in which the Non-resident Shareholder is resident; and (3) the notification and withholding provisions of Section 116 of the Tax Act will apply to the Non-resident Shareholder, in which case the Offeror will be entitled, pursuant to the Tax Act, to deduct or withhold an amount from any payment made to the Non-resident Shareholder. Non-resident Shareholders should consult their own tax advisors with respect to the potential income tax consequences to them of not disposing of their Common Shares pursuant to the Offer.
      The Offeror has no information which indicates any material change in the affairs of the Company since the date of the last published interim financial statements of the Company. The Offeror has no knowledge of any other matter that has not previously been generally disclosed but which would reasonably be expected to affect the decision of the Shareholders to accept or reject the Offer.

17.	Financial Advisor, Dealer Managers, Depositary and Information Agent
      Constellation has retained Citigroup Global Markets Inc. to act as its financial advisor in connection with the Offer.
      TD Securities Inc. and TD Securities (U.S.A.) LLC have been retained as Dealer Managers in connection with the Offer. Constellation and the Offeror will reimburse the Dealer Managers for their reasonable out-of-pocket expenses, including reasonable attorneys’ fees, and have also agreed to indemnify the Dealer Managers against certain liabilities and expenses in connection with the Offer, including certain liabilities under the provincial securities laws of Canada.
      TD Securities Inc. and TD Securities (U.S.A.) LLC have undertaken to form a Soliciting Dealer Group, comprising members of the Investment Dealer Association of Canada and members of the stock exchanges in Canada, to solicit acceptances of the Offer in Canada and the United States. Each member of the Soliciting Dealer Group, including the Dealer Managers, is referred to herein as a “Soliciting Dealer”. The Offeror has agreed to pay to each Soliciting Dealer whose name appears in the appropriate space on the Letter of Acceptance and Transmittal accompanying a deposit of Common Shares a fee of $0.15 for each Common Share deposited and acquired by the Offeror under the Offer. The aggregate amount payable to a Soliciting Dealer with respect to any single depositing holder of Common Shares will be a minimum of $85.00 and a maximum of $1,500, provided that the minimum fee shall only be payable in respect of deposits by a single beneficial shareholder where the number of Common Shares deposited is equal to or greater than of 200 Common Shares. The Offeror may require the Soliciting Dealer to furnish evidence of such beneficial ownership satisfactory to the Offeror at the time of deposit. When a single beneficial owner deposits Common Shares, all such securities will be aggregated in determining whether the maximum applies.

      Constellation has engaged Innisfree M&A Incorporated as Information Agent. The Offeror has also engaged CIBC Mellon Trust Company to act as Depositary for the receipt of certificates in respect of Common Shares and related Letters of Acceptance and Transmittal and Notices of Guaranteed Delivery deposited under the Offer. The Depositary will receive reasonable and customary compensation from the Offeror for its services relating to the Offer and will be reimbursed for certain out-of-pocket expenses. The Offeror and Constellation have also agreed to indemnify the Depositary against certain liabilities and expenses in connection with the Offer, including certain liabilities under the provincial securities laws of Canada and the federal securities laws of the United States.
      No fee or commission is payable by any Shareholder who transmits its Common Shares directly to the Depositary or who makes use of the facilities of a Soliciting Dealer to accept the Offer. Except as set forth above, neither Constellation nor the Offeror will pay any fees or commissions to any broker or dealer or any other person for soliciting deposits of Common Securities pursuant to the Offer (other than to the Dealer Managers, the Soliciting Dealers and the Depositary).
      Questions and requests for assistance concerning the Offer should be made directly to the Information Agent, the Dealer Managers or the Depositary.

18.	Legal Matters
      Legal matters on behalf of the Offeror will be passed upon by, and the opinion contained under Section 15 of this Circular, “Certain Canadian Federal Income Tax Considerations” has been provided by, Osler, Hoskin & Harcourt LLP, Canadian counsel to the Offeror.

19.	Offerees’ Statutory Rights
      Securities legislation in certain of the provinces and territories of Canada provides securityholders of the Company with, in addition to any other rights they may have at law, rights of rescission or damages, or both, if there is a misrepresentation in a circular or notice that is required to be delivered to such securityholders.
      However, such rights must be exercised within prescribed time limits. Shareholders should refer to the applicable provisions of the securities legislation of their province or territory for the particulars of those rights or consult with a lawyer.

20.	Directors Approval
      The contents of the Offer and this Circular have been approved and the sending thereof to the Shareholders has been authorized by the Boards of Directors of the Offeror and Constellation.

CONSENT

TO:	The Directors of
    4307003 Canada Inc.:
      We hereby consent to the reference to our opinion contained under Section 15 of this Circular “Certain Canadian Federal Income Tax Considerations” in the Circular accompanying the Offer to Purchase dated October 19, 2005 made by 4307003 Canada Inc., Inc. to the holders of Common Shares (and associated poison pill rights) of Vincor International Inc.
Toronto, Ontario

October 19, 2005	(Signed) Osler, Hoskin & Harcourt LLP

F-1

CERTIFICATE OF 4307003 CANADA INC.
October 19, 2005
      The foregoing contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made. In addition, the foregoing does not contain any misrepresentation likely to affect the value or the market price of the Common Shares which are the subject of the Offer.

(Signed) F. Paul Hetterich	(Signed) Thomas S. Summer
Chief Executive Officer	Chief Financial Officer

On behalf of the Board of Directors of 4307003 Canada Inc.

(Signed) Richard Sands	(Signed) Robert Sands
Director	Director

C-1

CERTIFICATE OF CONSTELLATION BRANDS, INC.
October 19, 2005
      The foregoing contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made. In addition, the foregoing does not contain any misrepresentation likely to affect the value or the market price of the Common Shares which are the subject of the Offer.

(Signed) Richard Sands	(Signed) Thomas S. Summer
Chairman and Chief Executive Officer	Executive Vice President and Chief Financial Officer

On behalf of the Board of Directors of Constellation Brands, Inc.

(Signed) James A. Locke III	(Signed) Robert Sands
Director	Director

C-2

DEPOSITARY, DEALER MANAGERS AND INFORMATION AGENT
The Depositary for the Offer is:
CIBC MELLON TRUST COMPANY

By Hand or Courier:	By Mail:
199 Bay Street Commerce Court West Securities Level Toronto, ON M5L 1G9	P.O. Box 1036 Adelaide Street Postal Station Toronto, ON M5C 2K4
Telephone: 1-800-387-0825 (toll-free)
416-643-5500 (local Toronto)
e-mail: inquiries@cibcmellon.com
By Hand or Courier:

Montreal	Vancouver	Calgary
2001 University Street	1066 West Hastings Street	#600 The Dome Tower
Suite 1600	Suite 1600	333 – 7th Avenue S.W.
Montreal, QC H3A 2A6	Vancouver, BC V6E 3X1	Calgary, AB T2P 2Z1
The Dealer Managers for the Offer are:
TD Securities Inc.

In Canada:	In the United States:
TD Securities Inc.	TD Securities (U.S.A.) LLC
66 Wellington Street West	31 West 52nd Street
TD Bank Tower, 8th Floor	New York, New York 10019
Toronto, Ontario
M5K 1A2
Telephone: (416) 307-3752	Telephone: (212) 827-7565
Facsimile: (416) 308-0182	Facsimile: (212) 827-7245
The Information Agent for the Offer is:
INNISFREE M&A INCORPORATED
501 Madison Avenue, 20th Floor
New York, NY 10022
Shareholders Call Toll-Free:
1-877-825-8772 (English speakers)
1-877-825-8777 (French speakers)
Banks and Brokers Call Collect:
212-750-5833